AGREEMENT AND PLAN OF MERGER

                                  By and Among

                           IRON MOUNTAIN INCORPORATED

                           DSI ACQUISITION CORPORATION

                                       and

                       DATA SECURITIES INTERNATIONAL, INC.

                                   dated as of

                                 August 25, 1997


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                                TABLE OF CONTENTS


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
ARTICLE 1 - THE MERGER.................................................................................1
                    Section 1.1  The Merger............................................................1
                    Section 1.2  Action by Stockholders................................................2
                    Section 1.3  Closing...............................................................2
                    Section 1.4  Effective Time........................................................2
                    Section 1.5  Effect of the Merger..................................................2
                    Section 1.6  Certificate of Incorporation and Bylaws; Corporate Name...............2
                    Section 1.7  Directors and Officers................................................3

ARTICLE 2 - CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES.........................................3
                    Section 2.1  Conversion of Securities..............................................3
                    Section 2.2  Exchange of Certificates..............................................4
                    Section 2.3  Stock Transfer Books..................................................5
                    Section 2.4  Option Securities.....................................................6
                    Section 2.5  Dissenting Shares.....................................................7

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................7
                    Section 3.1  Organization and Business; Power and Authority; Effect
                                 of Transaction........................................................7
                    Section 3.2  Financial and Other Information.......................................9
                    Section 3.3  Changes in Condition.................................................10
                    Section 3.4  Liabilities..........................................................10
                    Section 3.5  Title to Properties; Leases..........................................10
                    Section 3.6  Compliance with Private Authorizations...............................11
                    Section 3.7  Compliance with Government Authorizations and
                                 Applicable Law.......................................................11
                    Section 3.8  Intangible Assets....................................................12
                    Section 3.9  Related Transactions.................................................12
                    Section 3.10 Insurance............................................................13
                    Section 3.11 Tax Matters..........................................................13
                    Section 3.12 ERISA................................................................14
                    Section 3.13 Authorized and Outstanding Capital Stock.............................16
                    Section 3.14 Employment Arrangements..............................................17
                    Section 3.15 Material Agreements..................................................18
                    Section 3.16 Ordinary Course of Business..........................................18
                    Section 3.17 Bank Accounts, Etc...................................................20
                    Section 3.18 Adverse Restrictions.................................................20
                    Section 3.19 Broker or Finder.....................................................21
                    Section 3.20 Operational Matters..................................................21
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                                       (i)

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
ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF ACQUIROR
            AND ACQUIROR MERGER SUBSIDIARY............................................................21
                    Section 4.1  Organization and Qualification; Power and Authority;
                                 Effect of Transaction................................................21
                    Section 4.2  Capitalization of Acquiror and Acquiror
                                 Merger Subsidiary....................................................22
                    Section 4.3  SEC Filings; Financial Statements....................................23
                    Section 4.4  Brokers..............................................................23

ARTICLE 5 - ADDITIONAL COVENANTS......................................................................24
                    Section 5.1  Access to Information; Confidentiality...............................24
                    Section 5.2  Agreement to Cooperate...............................................24
                    Section 5.4  No Solicitation......................................................26
                    Section 5.5  Directors' and Officers' Indemnification and Insurance...............27
                    Section 5.6  Notification of Certain Matters......................................27
                    Section 5.7  Public Announcements.................................................27
                    Section 5.8  Obligations of Acquiror..............................................27
                    Section 5.9  Employee Benefits; Severance Policy..................................28
                    Section 5.10 Certain Actions Concerning Business Combinations.....................28
                    Section 5.11 Conversion of Option Securities......................................28
                    Section 5.12 Tax Treatment........................................................28

ARTICLE 6 - CLOSING CONDITIONS........................................................................29
                    Section 6.1  Conditions to Obligations of Each Party to
                                 Effect the Merger....................................................29
                    Section 6.2  Conditions to Obligations of Acquiror and
                                 Acquiror Merger Subsidiary. .........................................29
                    Section 6.3  Conditions to Obligations of the Company.............................31

ARTICLE 7 - TERMINATION, AMENDMENT AND WAIVER.........................................................32
                    Section 7.1  Termination..........................................................32
                    Section 7.2  Effect of Termination................................................33
                    Section 7.3  Amendment............................................................33
                    Section 7.4  Waiver...............................................................33
                    Section 7.5  Fees, Expenses and Other Payments....................................33
                    Section 7.6  Effect of Investigation..............................................34

ARTICLE 8 - INDEMNIFICATION; ADJUSTMENT...............................................................34
                    Section 8.1  Survival.............................................................34
                    Section 8.2  Indemnification......................................................35
                    Section 8.3  Escrow Indemnity Funds; Appointment of Agent.........................36
                    Section 8.4  Limitation of Liability; Disposition of Escrow
                                 Indemnity Funds......................................................36
                    Section 8.5  Notice of Claims.....................................................37
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                                      (ii)


                    Section 8.6  Defense of Third Party Claims........................................37
                    Section 8.7  Balance Sheet Adjustment.............................................38
                    Section 8.8  Exclusive Remedy.....................................................39

ARTICLE 9 - GENERAL PROVISIONS........................................................................40
                    Section 9.1  Notices..............................................................40
                    Section 9.2  Headings.............................................................40
                    Section 9.3  Severability.........................................................40
                    Section 9.4  Entire Agreement.....................................................41
                    Section 9.5  Assignment...........................................................41
                    Section 9.6  Parties in Interest..................................................41
                    Section 9.7  Governing Law........................................................41
                    Section 9.8  Enforcement of the Agreement.........................................42
                    Section 9.9  Counterparts.........................................................42
                    Section 9.10 Mutual Drafting......................................................42

ARTICLE 10 - DEFINITIONS..............................................................................42
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                                      (iii)




         This AGREEMENT AND PLAN OF MERGER, dated as of August 25, 1997, among Iron Mountain Incorporated, a Delaware corporation ("Acquiror"), DSI Acquisition Corporation, a Delaware corporation and a wholly owned Subsidiary of Acquiror ("Acquiror Merger Subsidiary"), and Data Securities International, Inc., a Delaware corporation (the "Company").

                                    RECITALS

         A. Capitalized terms used herein are either defined in Article 10 below or in another Section of this Agreement and, in such case, Article 10 includes a reference to such Section.

         B. Upon the terms and subject to the conditions of this Agreement, in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), the Company and Acquiror Merger Subsidiary will carry out a business combination transaction pursuant to which (i) the Company will merge with and into Acquiror Merger Subsidiary (the "Merger"), and (ii) the stockholders of the Company (the "Stockholders") will receive for their shares of Common Stock, par value $.01 per share, of the Company (the "Company Stock") consideration consisting of cash or cash and shares of the Common Stock, par value $.01 per share, of Acquiror ("Acquiror Stock").

         C. The Board of Directors of the Company has unanimously determined that the Merger is fair to, and in the best interests of, the Company and the Stockholders and has approved and adopted this Agreement as a plan of reorganization within the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), has approved this Agreement, the Merger and the Transactions and has recommended the approval and adoption of this Agreement, the Merger and the Transactions by the Stockholders.

         D. The Board of Directors of Acquiror has unanimously approved and adopted this Agreement, the Merger and the Transactions, and Acquiror has, as the sole stockholder of Acquiror Merger Subsidiary, approved and adopted this Agreement, the Merger and the Transactions.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, the Company shall be merged with and into Acquiror Merger Subsidiary. As a result of the Merger, the separate existence of the Company shall cease and Acquiror Merger Subsidiary shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

         Section 1.2       Action by Stockholders.

                  (a) The Company, acting through its Board of Directors and in accordance with Applicable Law and its Organizational Documents, shall (i) seek the due approval and adoption of this Agreement, the Merger and the Transactions by the Stockholders, whether by written consent or at a special meeting of the Stockholders; (ii) include in any proxy statement or information statement furnished to the Stockholders the conclusion and recommendation of the Board of Directors to the effect that the Board of Directors, having determined that this Agreement, the Merger and the Transactions are in the best interests of the Company and the Stockholders, has approved this Agreement, the Merger and the Transactions and recommends that the Stockholders vote in favor of the approval and adoption of this Agreement, the Merger and the Transactions; and (iii) use its best efforts to obtain the necessary approval and adoption of this Agreement, the Merger and the Transactions by the Stockholders.

                  (b) Acquiror hereby represents that, as sole stockholder of Acquiror Merger Subsidiary, it has approved and adopted, and shall take all additional actions necessary to effectuate the provisions of, this Agreement, the Merger and the Transactions.

         Section 1.3 Closing. Unless this Agreement shall have been terminated pursuant to Section 7.1 hereof and the Merger and the Transactions shall have been abandoned, the closing of the Merger (the "Closing") will take place at the offices of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, Three Embarcadero Center, San Francisco, California, at 10:00 a.m., local time, on the second business day (the "Closing Date") after the date on which the last of the conditions set forth in Article 6 is satisfied or waived (other than conditions requiring deliveries at the Closing), unless another date, time or place is agreed to in writing by the Company and Acquiror.

         Section 1.4 Effective Time. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article 6 (but subject to Section 1.3 hereof), the Parties shall cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware, and by making any related filings required under the DGCL. The Merger shall become effective at such time (but not prior to the Closing
Date) as such certificate is duly filed with the Secretary of State of the State of Delaware, or at such later time as is specified in such certificate (the "Effective Time").

         Section 1.5 Effect of the Merger. From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Acquiror Merger Subsidiary as provided under, and the Merger shall otherwise have the effects provided under, the DGCL.

         Section 1.6 Certificate of Incorporation and Bylaws; Corporate Name. From and after the Effective Time, the Certificate of Incorporation and bylaws of Acquiror Merger Subsidiary as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and bylaws of the Surviving Corporation, until amended in accordance with Applicable Law, and the name of the Surviving Corporation shall be such name as Acquiror may elect.

         Section 1.7 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law (or their earlier resignation or removal), the directors and officers of Acquiror Merger Subsidiary at the Effective Time shall be the directors and officers of the Surviving Corporation.


                                    ARTICLE 2

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         Section 2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror Merger Subsidiary, the Company or the holders of any of the following securities (but subject to the provisions of Article 8 hereof):

                  (a) Each share of Company Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Stock to be cancelled pursuant to Section 2.1(c) and any Dissenting Shares), shall be converted into the right to receive, subject to the indemnification provisions of Article 8 hereof, the Share Price. Payment of the Share Price in respect of each share of Company Stock held by John Boruvka (collectively, the "All Cash Shares") shall be made, subject to the indemnification provisions of Article 8 hereof, in the form of cash in an amount equal to the All Cash Conversion Number (the "All Cash Consideration"). Payment in respect of each share of Company Stock issued and outstanding immediately prior to the Effective Time (other than the All Cash Shares, any shares of Company Stock to be cancelled pursuant to
Section 2.1(c) and any Dissenting Shares), shall be made, subject to the indemnification provisions of Article 8 hereof, in the form of:

                  (i) that number of shares of Acquiror Stock (the "Stock Consideration") equal to the Stock Conversion Number, and

                  (ii) cash in an amount equal to the Cash Conversion Number
                       (the "Cash Consideration");

provided, however, that if the value of the aggregate Stock Consideration, based on the Closing Price of Acquiror Stock on the Nasdaq National Market System on the trading day next preceding the Closing Date, is less than 50% of the value of the aggregate Merger Consideration, based on such Closing Price (the amount by which 50% of the value of the aggregate Merger Consideration exceeds the value of the aggregate Stock Consideration is referred to herein as the "Adjustment Amount"), the aggregate Stock Consideration shall be increased by that number of whole shares of Acquiror Stock having a value in excess of the Adjustment Amount (such value to be based on such Closing Price) that most nearly equals the

Adjustment Amount and the aggregate Cash Consideration and All Cash Consideration shall be reduced by the Adjustment Amount.

                  (b) At the Effective Time, all shares of Company Stock (the "Shares") shall automatically be cancelled and retired and shall cease to be outstanding and to exist, and certificates previously evidencing any such Shares (each, a "Certificate") shall thereafter represent the right to receive, upon the surrender of such Certificates in accordance with the provisions of Section 2.2, but subject to the indemnification provisions hereof, the Merger Consideration multiplied by the number of Shares represented by such Certificates. The holders of Certificates shall cease to have any rights with respect to the Shares represented thereby except as otherwise provided herein or by Applicable Law. Notwithstanding anything to the contrary herein, the Cash Consideration or All Cash Consideration to be received by any Stockholder prior to the termination of the Escrow Indemnity Period (as defined in Section 8.2 hereof) shall be adjusted to give full effect to the indemnification provisions of Article 8 hereof.

                  (c) Shares held in the treasury of the Company or owned by Acquiror or any direct or indirect Subsidiary of Acquiror immediately prior to the Effective Time shall automatically be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                  (d) None of the shares of common stock of Acquiror Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted as a result of the Merger, but all of such shares shall remain issued shares of capital stock of the Surviving Corporation.

                  (e) In lieu of the issuance of fractional shares of Acquiror Stock, cash adjustments, without interest, shall be paid to the holders of Company Stock in respect of any fractional share that would otherwise be issuable, and the amount of such cash adjustment shall be equal to an amount in cash (rounded to the nearest cent) determined by multiplying such holder's fractional interest by the Determination Price. For purposes of determining the amount of the cash adjustment that any holder of Company Stock shall be entitled to receive under this Section 2.1(e), Shares held of record by such holder and represented by two or more Certificates shall be aggregated.

         Section 2.2  Exchange of Certificates.

                  (a) On the Closing Date, Acquiror shall cause to be delivered to John M. Duff, as paying agent (the "Paying Agent"), for delivery to each Stockholder who then tenders Certificates representing Shares for cancellation the Merger Consideration in respect of such Shares.

                  (b) With respect to each Stockholder who does not tender Certificates for cancellation on the Closing Date, the procedure for payment of the Merger Consideration shall be as follows:

                  (i) Immediately after the Effective Time, (A) Acquiror shall cause the Surviving Corporation to furnish to Paying Agent, the aggregate Merger Consideration consisting of cash and shares of Acquiror Stock (registered in the names of the former stockholders of the Company) sufficient in the aggregate for the Paying Agent to make full payment of the Merger Consideration to the holders of all of the outstanding Shares (other than any Dissenting Shares), such cash and Shares being hereinafter referred to as the "Payment Fund," and (B) the Paying Agent shall accept the surrender of the Certificates that represented the former Stockholders' Shares against payment of the Merger Consideration and deliver to Buyer such surrendered certificates. No interest will accrue or be paid to the holder of any outstanding Shares.

                 (ii) Any portion of the Payment Fund remaining undistributed to the holders of the Company Stock for ninety (90) days after the Effective Time shall be delivered to Acquiror upon demand by Acquiror, and any holders of Certificates who have not theretofore complied with this Article shall thereafter look only to Acquiror for the Merger Consideration to which they are entitled pursuant to this Article.

                  (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and subject to such other conditions as Acquiror reasonably may impose, the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with Section 2.1(a). Acquiror may, in its discretion and as a condition precedent to authorizing the issuance of the Merger Consideration by the Surviving Corporation, require the owner of such lost, stolen or destroyed Certificate to provide a bond or other surety to Acquiror and the Surviving Corporation in such sum as Acquiror may reasonably direct as indemnity against any claim that may be made against Acquiror or the Surviving Corporation (and their Affiliates) with respect to the Certificate alleged to have been lost, stolen or destroyed.

                  (d) None of Acquiror, Acquiror Merger Subsidiary, the Company or the Surviving Corporation shall be liable to any holder of Shares for any shares of Acquiror Stock or cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         Section 2.3 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Shares thereafter on the records of the Company other than to Acquiror. On or after the Effective Time, any Certificate presented to the Paying Agent or the Surviving Corporation shall be converted into the Merger Consideration.

         Section 2.4 Option Securities. As soon as reasonably practicable after the Effective Time, each holder of an Option Security shall receive in respect thereof an option (each, a "Substitute Option") to acquire shares of Acquiror Stock under Acquiror's 1995 Stock Incentive Plan. Under the terms of each Substitute Option, (x) the number of shares of Acquiror Stock subject to such Substitute Option shall be equal to the product of (A) the number of shares of Company Stock previously subject to the related Option Security, multiplied by
(B) the quotient of the Share Price divided by the Determination Price (such quotient, the "Option Exchange Ratio"), rounded down to the nearest whole share; and (y) the exercise price per share of Acquiror Stock subject to such Substitute Option shall be equal to the exercise price per share of Company Stock previously subject to the related Option Security divided by the Option Exchange Ratio, rounded up to the nearest cent. Each Substitute Option issued in respect of an Option Security shall have the following vesting schedule:

                  (i) to the extent that the Option Security was exercisable with respect to any shares of Company Stock on the Closing Date, the Substitute Option shall be exercisable with respect to the applicable number of shares of Acquiror Stock determined pursuant to clause (x) above as of the Closing Date;

                  (ii) to the extent that the Option Security would have been exercisable with respect to any shares of Company Stock on any date after the Closing Date and prior to the first anniversary of the Closing Date, the Substitute Option shall become exercisable on such date with respect to 25% of the number of shares of Acquiror Stock that were not issuable upon exercise as of the Closing Date;

                  (iii) on the first anniversary of the Closing Date, the Substitute Option shall become exercisable with respect to a number of shares of Acquiror Stock equal to 25% of the number of shares of Acquiror Stock that were not issuable upon exercise as of the Closing Date; and

                  (iv) on the second anniversary of the Closing Date, the Substitute Option shall become exercisable on such date with respect to all remaining shares of Acquiror Stock subject to such Substitute Option.

Each Substitute Option shall provide for accelerated vesting in the event that the holder of such Substitute Option is terminated by Acquiror or the Surviving Corporation, other than for cause, after the Closing Date. A Person shall be deemed to have been terminated "for cause" if (i) the Person has committed a willful, serious act, such as fraud, conversion, embezzlement, falsifying records or reports, or a similar act against Acquiror or the Surviving Corporation intending to enrich himself at the expense of the Acquiror or the Surviving Corporation, (ii) the Person has been guilty of willful, gross negligence in carrying out his duties, or (iii) the Person has been convicted of, or entered a plea of guilty, no contest or nolo contendere to, a felony crime involving moral turpitude. Except as otherwise set forth in this Section 2.4, each Substitute

Option shall, to the extent permitted by Applicable Law, be subject to the terms and conditions of Acquiror's 1995 Stock Incentive Plan.

         Section 2.5  Dissenting Shares.

                  (a) Notwithstanding any other provision of this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time that are held by Stockholders who have not voted in favor of the Merger or consented thereto in writing and who shall be entitled to and shall have demanded properly in writing appraisal for such Shares in accordance with the DGCL, and who shall not have withdrawn such demand or otherwise have forfeited appraisal rights (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such Stockholders shall be entitled to receive payment of the appraised value of such Shares held by them in accordance with the provisions of the DGCL, except that all Dissenting Shares held by Stockholders who shall have failed to perfect or who effectively shall have withdrawn, forfeited or lost their rights to appraisal of such Shares under the DGCL shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive, without any interest thereon, the Merger Consideration, upon surrender of the Certificates that formerly evidenced such Shares in the manner provided in
Section 2.2.

                  (b) The Company shall give Acquiror prompt notice of its receipt of any demands for appraisal, any withdrawals of such demands and any other instruments served pursuant to the DGCL relating thereto. The Company and Acquiror shall jointly direct all negotiations and proceedings with respect to demands for appraisal under Applicable Law. The Company shall not, except with the prior written consent of Acquiror, settle or offer to settle, or make any payment with respect to, any demands for appraisal.


                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents, warrants and covenants to, and agrees with, Acquiror and Acquiror Merger Subsidiary as follows:

         Section 3.1 Organization and Business; Power and Authority; Effect of Transaction.

                  (a) The Company:

                  (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware,

                 (ii) has all requisite power and authority (corporate and
                      other) to own or hold under lease its properties and to conduct its business as now conducted and as presently proposed to be conducted, and has in full force and effect all Government Authorizations and Private Authorizations and has made all Government Filings, to the extent required for such ownership and lease of its property and conduct of its business, and

                (iii) is duly qualified and authorized to do business and is in good standing as a foreign corporation in each jurisdiction (a true and correct list of which is set forth in Section 3.1(a) of the Disclosure Schedule) in which the character of its property or the nature of its business or operations requires such qualification or authorization, except to the extent the failure to so qualify or to maintain such authorizations would not have an Adverse Effect.

                  (b) The Company has all requisite power and authority (corporate and other) and has in full force and effect all Government Authorizations and Private Authorizations in order to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto and to consummate the Merger and the Transactions, and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed pursuant hereto or thereto have been duly authorized by all requisite corporate or other action (other than that of the Stockholders). This Agreement has been duly executed and delivered by the Company and, subject to the affirmative vote of the Stockholders referred to below, constitutes, and each Collateral Document executed or required to be executed pursuant hereto or thereto or to consummate the Merger and the Transactions, when executed and delivered by the Company or an Affiliate of the Company will constitute, legal, valid and binding obligations of the Company or such Affiliate, enforceable in accordance with their respective terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors and except as the same may be subject to the effect of general principles of equity (the "Enforceability Exceptions"). The affirmative vote or action by written consent of the holders of a majority of the outstanding Shares is the only vote of the holders of any class or series of the capital stock of the Company necessary to approve this Agreement, the Merger and the Transactions under Applicable Law and the Company's Organizational Documents. The provisions of Section 203 of the DGCL will not apply to this Agreement, the Merger or the Transactions.

                  (c) Except as set forth in Section 3.1(c) of the Disclosure Schedule, neither the execution and delivery of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, nor the consummation of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by the Company or any of the other parties hereto or thereto which is Affiliated with the Company:

                (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Applicable Law on the part of the Company or will


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                                        9

                      conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of the Company,

                (ii) will result in or permit the creation or imposition of any Lien upon any property now owned or leased by the Company or any such other party, or

                (iii) will require any Government Authorization or Government
                      Filing or Private Authorization, except for the certificate of merger and related filings under the DGCL in connection with the Merger and the Transactions.

         Section 3.2  Financial and Other Information.

                   (a) The Company has heretofore furnished to Acquiror copies of the financial statements of the Company listed in Section 3.2(a) of the Disclosure Schedule (the "Financial Statements"). Except as set forth in Section 3.2(a) of the Disclosure Schedule or as otherwise noted therein, the Financial Statements, including in each case the notes thereto, have been prepared in accordance with GAAP (subject in the case of unaudited statements to the absence of notes and schedules) applied on a consistent basis throughout the periods covered thereby and fairly present the financial condition and results of operations of the Company, on the bases therein stated, as of the respective dates thereof and for the respective periods covered thereby, subject, in the case of unaudited financial statements, to normal nonmaterial year-end audit adjustments and accruals.

                   (b) Neither the Disclosure Schedule, the Financial Statements, this Agreement nor any Collateral Document furnished or to be furnished by or on behalf of the Company or any of the Stockholders pursuant to this Agreement or any Collateral Document executed or required to be executed by or on behalf of the Company or the Stockholders pursuant hereto or thereto or to consummate the Merger and the Transactions, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated in such document by its terms or necessary in order to make the statements contained herein or therein not misleading and all such Collateral Documents are and will be true, correct and complete.

                   (c) The Company does not own any capital stock or equity or other interest in any other Entity or enterprise, however organized and however such interest may be denominated or evidenced.

         Section 3.3 Changes in Condition. Since the date of the most recent financial statements forming part of the Financial Statements, except to the extent specifically described in Section 3.3 of the Disclosure Schedule, there has been no Adverse Change in the Company. There is no Event known to the Company that Adversely Affects, or in the future might (so far as the Company can now reasonably foresee) Adversely Affect, the Company or the ability of the Company to perform any of the obligations set forth in this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto except for changes in general economic conditions or the industry in general and to the extent set forth in Section 3.3 of the Disclosure Schedule.

         Section 3.4 Liabilities. At the date of the most recent balance sheet forming part of the Financial Statements, the Company had no obligations or liabilities, past, present or deferred, accrued or unaccrued, fixed, absolute, contingent or other, except as disclosed in such balance sheet, or the notes thereto, and since such date the Company has not incurred any such obligations or liabilities, other than obligations and liabilities incurred in the ordinary course of business consistent with past practice of the Company, which do not and, to the Company's knowledge, will not in the aggregate Adversely Affect the Company, except to the extent set forth in Section 3.4 of the Disclosure Schedule. The Company has not Guaranteed and is not otherwise primarily or secondarily liable in respect of any obligation or liability of any other Person, except for endorsements of negotiable instruments for deposit in the ordinary course of business, consistent with prior practice, or as disclosed in the most recent balance sheet, or the notes thereto, forming part of the Financial Statements or in Section 3.4 of the Disclosure Schedule.

         Section 3.5  Title to Properties; Leases.

                   (a) The Company does not own and has never owned any real property. Except as disclosed in Section 3.5 of the Disclosure Schedule, the Company has good leasehold title with respect to all real property leased and good indefeasible and merchantable title to all other assets, tangible and intangible, reflected on the most recent balance sheet forming part of the Financial Statements, or acquired in the ordinary course of business by the Company since such date, free and clear of all Liens, except (i) Liens reflected in the Financial Statements, (ii) Liens for current taxes not yet due and payable, (iii) Liens set forth on Section 3.5(a) of the Disclosure Schedule,
(iv) Liens that will be released prior to the Closing Date (and which are listed on Section 3.5(a) of the Disclosure Schedule), and (v) such imperfections of title, easements, encumbrances and mortgages or other Liens as are not in the aggregate substantial in character, amount or extent and do not Adversely Affect the value or the present use of the property subject thereto or affected thereby, or otherwise Adversely Affect business operations of the Company. The Company has the right as lessee under valid and existing leases to use, possess and control all of the personal property and real estate leased by the Company as presently used, possessed and controlled by the Company.

                   (b) Section 3.5(b) of the Disclosure Schedule contains a true, correct and complete description of all real estate leased by the Company. The leased real property (other than land), fixtures, fixed assets and machinery and equipment are in a state of good repair and maintenance and are in good operating condition, reasonable wear and tear excepted.

                   (c) To the Company's knowledge, except as set forth in
Section 3.5(c) of the Disclosure Schedule, all real property leased by the Company conforms to and complies with all applicable title covenants, conditions, restrictions and reservations and all applicable environmental, zoning, wetlands, land use and other Applicable Laws, except as in the aggregate would not result in an Adverse Effect on the Company.

         Section 3.6 Compliance with Private Authorizations. Section 3.6 of the Disclosure Schedule sets forth a true, correct and complete list and description of each Private Authorization which individually is material to the Company, all of which are in full force and effect. The Company has obtained all Private Authorizations that are necessary for the ownership by the Company of its properties and the conduct of its business as now conducted or as presently proposed to be conducted or that, if not obtained and maintained, could, singly or in the aggregate, Adversely Affect the Company. To the Company's knowledge, the Company is not in breach or violation of, or in default in the performance, observance or fulfillment of, any Private Authorization, and no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any Contractual Obligation or Private Authorization, except for such defaults, breaches or violations as do not and, to the Company's knowledge, will not in the aggregate have any Adverse Effect on the Company or the ability of the Company to perform any of the obligations set forth in this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto or to consummate the Merger and the Transactions. No material Private Authorization is the subject of any pending or, to the Company's knowledge, threatened attack, revocation or termination.

         Section 3.7  Compliance with Government Authorizations and Applicable
Law.

                (a) Section 3.7(a) of the Disclosure Schedule contains a description of:

                (i) all Legal Actions which are pending in which the Company is engaged, or which involve the business, operations or properties of the Company or, to the Company's knowledge, which are threatened or contemplated against, the Company or any of its business, operations or properties, which in the case of such threatened or contemplated Legal Actions, individually or in the aggregate, if determined against the Company would reasonably be expected to have an Adverse Effect on the Company; and

                (ii) each material Government Authorization to which the Company is subject and which relates to the business, operations, properties, prospects, condition (financial or other), or results of operations of the Company, all of which are in full force and effect.

                  (b) The Company has obtained all Government Authorizations which are necessary for the ownership or use of its properties and the conduct of its business as now conducted or as presently proposed to be conducted by the Company or which, if not obtained and maintained, could singly or in the aggregate, have any Adverse Effect on the Company. No material Government Authorization is the subject of any pending or, to the Company's knowledge, threatened attack, revocation or termination. The Company is not in material breach or violation of, or in default in the performance, observance or fulfillment of, any Government Authorization or any Applicable Law, and no Event exists or has occurred that constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any Government Authorization or any Applicable Law, except for such breaches, violations or defaults as do not and, to the Company's knowledge, will not have in the aggregate any Adverse Effect on the Company.

                  (c) During the five years preceding the date hereof, the Company has not been charged by any Person with a breach of the Company's duties as escrow agent under any agreement to which the Company was a party. The matters, if any, referred to in Sections 3.7(a)(i) or 3.7(b) of the Disclosure Schedule, if adversely determined against the Company, will not Adversely Affect the Company or the ability of the Company to perform its obligations under this Agreement or any Collateral Documents executed or required to be executed pursuant hereto or thereto or to consummate the Merger and the Transactions.

         Section 3.8 Intangible Assets. Section 3.8 of the Disclosure Schedule sets forth a true, accurate and complete description of all Intangible Assets held or used by the Company, including without limitation the nature of the Company's interest in each and the extent to which the same have been duly registered in the offices as indicated therein. The Company owns or possesses or otherwise has the right to use all Intangible Assets necessary for the present and planned future conduct of its business, except where the failure to so own, possess or have the right to use would not, insofar as can reasonably be foreseen, individually or in the aggregate, have an Adverse Effect on the Company. Except as set forth in Section 3.8 of the Disclosure Schedule, no authorizations or intangible assets (except the Intangible Assets so set forth) are required for the Company to conduct its business as currently conducted or proposed to be conducted on or prior to the Closing Date.

         Section 3.9 Related Transactions. Section 3.9 of the Disclosure Schedule sets forth a true, correct and complete description of any Contractual Obligation or transaction, whether now existing or existing during the period covered by the most recent audited Financial Statements, between the Company and any Affiliate thereof (other than reasonable compensation for services as officers, directors and employees and reimbursement for out-of-pocket expenses reasonably incurred in support of the Company's business), including without limitation any Contractual Obligation or transaction providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any such Affiliate.

         Section 3.10 Insurance. Section 3.10 of the Disclosure Schedule lists all insurance policies maintained by the Company and includes the insurers' names, policy numbers, expiration dates, risks insured against, amounts of coverage, the annual premiums, exclusions, deductibles and self-insured retention and describes in reasonable detail any retrospective rating plan, fronting arrangement or any other self-insurance or risk assumption agreed to by the Company or imposed upon the Company by any such insurers, as well as any self-insurance program that is in effect. The Company is not in breach or violation of or in default under any such policy, and all premiums due thereon have been paid, and each such policy or a comparable replacement policy will continue to be in force and effect up to and including the Closing Date.

         Section 3.11  Tax Matters.

                  (a) The Company has filed in accordance with all Applicable Laws all Tax Returns that are required to be filed, and has paid, or made adequate provision for the payment of, (i) all Taxes that have or may become due and payable pursuant to said Returns, (ii) all installments (to the extent required to avoid material underpayment penalties) of estimated Taxes due and payable, and (iii) all other governmental charges and assessments received to date. The Tax Returns of the Company have been prepared in accordance with all Applicable Laws and generally accepted principles applicable to taxation consistently applied. All Taxes that the Company is required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable. The Company has not executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of the Company for the fiscal years prior to and including the most recent fiscal year. Adequate provision has been made on the most recent balance sheet forming part of the Financial Statements for all Taxes of any kind, including interest and penalties in respect thereof, whether disputed or not, and whether past, current or deferred, accrued or unaccrued, fixed, contingent, absolute or other, and to the knowledge of the Company, there are no transactions or matters or any basis that might or could result in additional Taxes of any nature to the Company for which an adequate reserve has not been provided on such balance sheet. The Company is not a "consenting corporation" within the meaning of Section 341(f) of the Code. The Company has been taxable as a Subchapter S corporation since January 1, 1997, and prior to that time was taxable as a Subchapter C corporation under the Code, except as otherwise set forth in Section 3.11(a) of the Disclosure Schedule. The Company has never been a member of any consolidated group (other than exclusively with the Company and its former Subsidiaries) for Tax purposes, except as set forth in Section 3.11(a) of the Disclosure Schedule.

                  (b) From the end of its most recent fiscal year to the date hereof, the Company has not made any payment on account of any Taxes except regular payments required in the ordinary course of business, consistent with prior practice, with respect to current operations or property presently owned.

                  (c) The information shown on the federal income Tax Returns of the Company (true, correct and complete copies of which have been furnished by the Company to Acquiror) is true, correct and complete and fairly and accurately reflects the information purported to be shown. Federal and state income Tax Returns of the Company have been examined by the IRS or applicable state Authority through the taxable periods set forth in Section 3.11(c) of the Disclosure Schedule, and the Company has not been notified regarding any pending examination, except as shown in
Section 3.11(c) of the Disclosure Schedule.

                  (d) The Company is not a party to any tax sharing agreement or arrangement, except as set forth in Section 3.11(d) of the Disclosure Schedule.

                  (e) The Company is not, and during the five years prior to the date hereof has not been, a "United States real property holding corporation" as defined in Section 897 of the Code.

         Section 3.12 ERISA.

                  (a) The Company (which for purposes of this Section 3.12 shall include any ERISA Affiliate with respect to any Plan subject to Title IV of ERISA) does not contribute to any Plan or sponsor any Plan or Benefit Arrangement and has not contributed to or sponsored any Plan or Benefit Arrangement, except as set forth in Section 3.12(a) of the Disclosure Schedule. As to all Plans and Benefit Arrangements listed in Section 3.12(a) of the Disclosure Schedule, and except as disclosed in such Section 3.12(a) of the Disclosure Schedule:

                (i) all such Plans and Benefit Arrangements comply and have been administered in all material respects in form and in operation with all Applicable Laws, and the Company has not received any outstanding notice from any Authority questioning or challenging such compliance;

                (ii) all such Plans maintained or previously maintained by the Company that are or were intended to comply with Section 401 of the Code comply and complied in form and in operation with all applicable requirements of such Section, a favorable determination letter has been received from the Internal Revenue Service with respect to each such Plan or the sponsor of the Plan is entitled to rely on a favorable opinion letter issued to the prototype sponsor by the Internal Revenue Service with respect to each such Plan, and no event has occurred which will or could reasonably be expected to give rise to disqualification of any such Plan under such Section or to a tax under Section 511 of the Code;

                (iii) none of the assets of any such Plan are invested in
                      employer securities or employer real property;

                (iv) there have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any such Plan and the Company has not otherwise engaged in any prohibited transaction;

                (v) there have been no acts or omissions by the Company that have given rise to or may reasonably be expected to give rise to material fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 of ERISA or Chapter 43 of the Code for which the Company may be liable;

                (vi) there are no Claims (other than routine claims for benefits) pending or threatened involving such Plans or the assets of such Plans;

                (vii) no such Plan is subject to Title IV of ERISA, or if
                      subject, there have been no "reportable events" (as described in Section 4043 of ERISA) as to which there is any material risk of termination of such Plan, and no steps have been taken to terminate any such Plan;

               (viii) to the extent that the most recent balance sheet forming part of the Financial Statements does not include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices for the Plan years which include the Closing Date, such amounts are set forth in Section 3.12(a) of the Disclosure Schedule;

                (ix) neither the Company nor any of its directors, officers, employees or any other fiduciary has committed any breach of fiduciary responsibility imposed by ERISA that would subject the Company or any of its directors, officers or employees to liability under ERISA;

                (x) no such Plan that is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code had an accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recently completed fiscal year of such Plan;

                (xi) no material liability to the PBGC has been or is expected by the Company to be incurred by the Company with respect to any such Plan, and there has been no event or condition which presents a material risk of termination of any such Plan by the PBGC;

                (xii) except as set forth in Section 3.12(a)(xii) of the
                      Disclosure Schedule (which entry, if applicable, shall indicate the present value of accumulated plan liabilities calculated in a manner consistent with FAS 106 and actual annual expense for such benefits for each of the last two
                      (2) years) and pursuant to the provisions of COBRA, which provisions have been complied with in all material respects, the Company does not maintain any Plan that provides benefits described in Section 3(1) of ERISA to any former employees or retirees of the Company or any of its former Subsidiaries;

               (xiii) the Company has made available to Acquiror a copy of the two most recently filed federal Form 5500 series and accountant's opinion, if applicable, for each Plan (and the two most recent actuarial valuation reports for each Plan, if any, that is subject to Title IV of ERISA), and all information provided by the Company to any actuary in connection with the preparation of any such actuarial valuation report was true, correct and complete in all material respects; and

                (xiv) the Company has delivered to Acquiror correct and complete copies of all Plans and Benefit Arrangements and, where applicable, each of the following documents with respect to such plans: (i) any amendments; (ii) any related trust documents; (iii) the most recent summary plan descriptions and summaries of material modifications; and (iv) written communications to employees to the extent the substance of the Plans and Benefit Arrangements described therein differs materially from the other documentation furnished under this clause.

                  (b) The Company is not and has never has been a party to any Multiemployer Plan or made contributions to any such plan.

                  (c) Section 3.12(c) of the Disclosure Schedule sets forth the basis of funding, and the current status of, any past service liability with respect to each Employment Arrangement to which the same is applicable.

         Section 3.13  Authorized and Outstanding Capital Stock.

                  (a) The authorized and outstanding capital stock, Option Securities and Convertible Securities of the Company is as set forth in Section 3.13(a) of the Disclosure Schedule. All of such outstanding capital stock has been duly authorized and validly issued, is fully paid and nonassessable and is not subject to any preemptive or similar rights. Except as set forth in Section 3.13(a) of the Disclosure Schedule, (i) there is neither outstanding nor has the Company agreed to grant or issue any shares of its capital stock or any Option Security or Convertible Security, and (ii) the Company is not a party to and is not bound by any agreement, put or commitment pursuant to which it is obligated to purchase, redeem or otherwise acquire any shares of capital stock or any Option Security or Convertible Security. Between the date hereof and the Closing, the Company will not issue, sell or purchase or agree to issue, sell or purchase any capital stock or any Option Security or Convertible Security of the Company, except to the extent required pursuant to the terms hereof. All of the issued and outstanding Shares were issued and sold, and all Option Securities were granted, in compliance with the Securities Act, the Exchange Act and applicable state securities laws.

                  (b) Section 3.13(b) of the Disclosure Schedule sets forth, as of the date hereof, (i) the number of Shares subject to Option Securities outstanding under the Data Securities International, Inc. 1995 Stock Option Plan (the "Option Plan"), including the number of Shares subject to currently exercisable Option Securities thereunder; (ii) the number of Shares reserved for future issuance pursuant to Option Securities which may be granted under the Option Plan; and (iii) the number of Shares subject to Option Securities that would be exercisable as of September 1, 1997 in accordance with the vesting schedules contained in the Option Plan and the related option agreements and assuming that all option agreements remain outstanding. The Option Plan constitutes the only plan or arrangement pursuant to which Option Securities are currently outstanding. Except as contemplated by Section 2.4 of this Agreement, neither the execution and delivery of this Agreement nor the consummation of the Merger or the Transactions are Events that will cause an acceleration of the exercise or vesting schedule of any Option Security. The Company has duly complied in all material respects with all of the terms and conditions of the Option Plan and no amendment, modification or other revision to the Option Plan or any related option agreement that required the consent or approval of a holder of an Option Security has been made unless, in each case, such consent or approval was duly obtained. All Shares subject to issuance under an Option Security will, upon issuance on the terms and conditions specified in such Option Security, be validly issued, fully paid and nonassessable.

                  (c) All of the outstanding capital stock of the Company is owned by the Stockholders, and all of the outstanding Option Securities and Convertible Securities are owned by the Persons, as set forth in Section 3.13(c) of the Disclosure Schedule, in each case, to the Company's knowledge, free and clear of all Liens, except as set forth in Section 3.13(c) of the Disclosure Schedule, and except as set forth in Section 3.13(c) of the Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which any Stockholder is a party relating to the pledge, disposition or voting of any Shares owned by such Stockholder, and there are no voting trusts or voting agreements with respect to such Shares.

         Section 3.14  Employment Arrangements.

                  (a) The Company does not have any obligation or liability, contingent or other, under any Employment Arrangement, other than those listed or described in Section 3.14(a) of the Disclosure Schedule. None of the employees of the Company is now or, to the Company's knowledge, during the past five (5) years has been represented by any labor union or other employee collective bargaining organization, or are now or, to the Company's knowledge, during the past five (5) years have been parties to any labor or other collective bargaining agreement. The Company has performed all obligations required to be performed under all Employment Arrangements and is not in material breach or violation of or in default or arrears under any of the terms, provisions or conditions thereof.

                  (b) Except as set forth in Section 3.14(b) of the Disclosure Schedule or as contemplated hereby with respect to the vesting of Option Securities, no employee is entitled to, nor shall any employee accrue or receive, additional benefits, service or accelerated rights to payments of benefits, whether under any Employment Arrangement or otherwise, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a result of this Agreement, the Merger or the Transactions.

         Section 3.15 Material Agreements. Listed on Section 3.15 of the Disclosure Schedule are all Material Agreements relating to the ownership or operation of the business and property of the Company presently held or used by the Company or to which the Company is a party or to which it or any of its property is subject or bound. True, complete and correct copies of each of the Material Agreements have been furnished by the Company to Acquiror (or true, complete and correct descriptions thereof have been set forth in Section 3.15 of the Disclosure Schedule, if any such Material Agreements are oral). All of the Material Agreements are valid, binding and legally enforceable obligations of the Company and, to the Company's knowledge, of each other party thereto (subject to the Enforceability Exceptions), and the Company validly and lawfully operates its business and owns its property under each of the Material Agreements. Except as disclosed in Section 3.15 of the Disclosure Schedule, the Company has duly complied in all material respects with all of the terms and conditions of each Material Agreement and has not done or performed, or failed to do or perform (and there is no pending or, to the knowledge of the Company, threatened Claim that the Company has not so complied, done and performed or failed to do or perform), any act the effect of which would be to invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) such Material Agreement or impair the rights or benefits, or increase the costs, of the Company, under any of the Material Agreements.

         Section 3.16  Ordinary Course of Business.

                  (a) The Company, from the date of the most recent balance sheet forming part of the Financial Statements to the date hereof, and until the Closing Date, except (i) as may be described on Section 3.16(a) of the Disclosure Schedule, (ii) as may be required or expressly contemplated by the terms of this Agreement, (iii) as may be reflected in the Financial Statements, or (iv) as may be consented to by Acquiror, which consent shall not be unreasonably withheld or delayed:

                (i) has operated, and will continue to operate, its business in the normal, usual and customary manner in the ordinary course of business, consistent with prior practice;

                (ii) has not sold or otherwise disposed of, or contracted to sell or otherwise dispose of, and will not sell or otherwise dispose of or contract to sell or otherwise dispose of, any of its properties or assets, other than in the ordinary course of business;

                (iii) except in each case in the ordinary course of business, consistent with prior practice:

                      (A) has not incurred and will not incur any obligations or liabilities (fixed, contingent or other);

                      (B) has not entered and will not enter into any commitments; and

                      (C) has not cancelled and will not cancel any debts or claims;

                (iv) has not made or committed to make, and will not make or commit to make, any additions to its property or any purchases of machinery or equipment, except in the ordinary course of business, consistent with past practice;

                (v) has not discharged or satisfied, and will not discharge or satisfy, any Lien and has not paid and will not pay any obligation or liability (absolute or contingent) other than current liabilities or obligations under contracts then existing or thereafter entered into in the ordinary course of business, consistent with prior practice, and commitments under Leases existing on that date or incurred since that date in the ordinary course of business or repaying or prepaying long-term indebtedness or the current portion thereof;

                (vi) has not created or permitted to be created, and will not create or permit to be created any Lien on any of its tangible property;

                (vii) except in the ordinary course of business, has not
                      transferred or created, or permitted to be created, and will not transfer or create, or permit to be created, any Lien on any Intangible Assets;

               (viii) except in the ordinary course of business, consistent with prior practice, has not increased and will not increase the compensation payable or to become payable to any of its directors, officers, employees, advisers, consultants, salesmen or agents or otherwise alter, modify or change the terms of their employment or engagement;

                (ix) has not suffered any material damage, destruction or loss (whether or not covered by insurance) or any acquisition or taking of property by any Authority;

                (x) has not waived, and will not waive, any rights of material value without fair and adequate consideration;

                (xi) has not entered into, amended or terminated and will not enter into, amend or terminate any Lease, Government Authorization, Private Authorization, Material Agreement or Employment Arrangement or any Contractual Obligation or transaction with any Affiliate, except for terminations in the ordinary course of business, consistent with prior practice, in accordance with the terms thereof;

                (xii) has not amended or terminated and will not amend or
                      terminate, and has kept and will keep in full force and effect including without limitation renewing to the extent the same would otherwise expire or terminate, all insurance policies and coverage;

               (xiii) has not amended and will not amend any provision of its
                      Organizational Documents;

                (xiv) has not made and will not make any changes in its methods of financial accounting or accounting policies and will not, after the Closing Date, change its methods of financial accounting for tax purposes, including with respect to any Returns filed after the Closing Date;

                (xv) has not issued and will not issue any additional shares of capital stock (other than the issuance of shares in accordance with the terms of Option Securities outstanding on the date hereof) or any Option Securities or Convertible Securities and has not entered, and will not enter into any agreement to do the same; and

                (xvi) has not entered into and will not enter into any other transaction or series of related transactions which individually or in the aggregate is material to the Company, except in the ordinary course of business.

                  (b) From the end of its most recent fiscal year to the date hereof, except as described in Section 3.16(b) of the Disclosure Schedule, the Company has not, or on or prior to the Closing Date will not have, declared, made or paid, or agreed to declare, make or pay, any Distribution.

         Section 3.17 Bank Accounts, Etc. Section 3.17 of the Disclosure Schedule contains a true and correct and complete list as of the date hereof of all banks, trust companies, savings and loan associations and brokerage firms in which the Company has an account or a safe deposit box and the names of all Persons authorized to draw thereon, to have access thereto, or to authorize transactions therein, the names of all Persons, if any, holding powers of attorney from the Company and a summary statement as to the terms thereof.

         Section 3.18 Adverse Restrictions. The Company is not a party to or subject to, nor is any of its property subject to, any Applicable Law, Government Authorization, Contractual

Obligation, Employment Arrangement, Material Agreement or Private Authorization, or any other obligation or restriction of any kind or character, or any aggregation thereof, which impairs in any material respect the Company's ability to conduct its business as it is currently being conducted or which could have any Adverse Effect on the Company, except as set forth in Section 3.18 of the Disclosure Schedule.

         Section 3.19 Broker or Finder. No Person other than Duff Ackerman Goodrich & Associates, L.P. ("DAG"), assisted in or brought about the negotiation of this Agreement, the Merger or the subject matter of the Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of the Company.

         Section 3.20 Operational Matters. Section 3.20 of the Disclosure Schedule sets forth a true, complete and correct list of all pending notifications, requests, demands or orders for release of materials that are subject to escrow or other deposit agreements with the Company, whether from the depositor or any beneficiary claiming under such agreement, any Person purporting to act on behalf of any of them or from any Authority.


                                    ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR
                         AND ACQUIROR MERGER SUBSIDIARY

         Acquiror and Acquiror Merger Subsidiary, jointly and severally, represent, warrant and covenant to, and agree with, the Company as follows:

         Section 4.1 Organization and Qualification; Power and Authority; Effect of Transaction.

                  (a) Each of Acquiror and Acquiror Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. Each of Acquiror and Acquiror Merger Subsidiary is duly qualified and authorized to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of its property or the nature of its business or operations requires such qualification or authorization, except to the extent the failure to so qualify or to maintain such authorizations would not have an Adverse Effect.

                  (b) Each of Acquiror and Acquiror Merger Subsidiary has all requisite power and authority (corporate and other) and has in full force and effect all Government Authorizations and Private Authorizations in order to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed pursuant hereto or thereto and to consummate the Merger and the Transactions; and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed pursuant hereto or thereto have been duly authorized by all requisite corporate or other action. This Agreement has been duly executed and delivered by each of Acquiror and Acquiror Merger Subsidiary and constitutes, and each Collateral Document executed or required to be executed pursuant hereto or thereto when executed and delivered by it will constitute, legal, valid and binding obligations of Acquiror and Acquiror Merger Subsidiary, respectively, enforceable in accordance with their respective terms (subject to the Enforceability Exceptions).

                  (c) Neither the execution and delivery of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, nor the consummation of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by each of Acquiror and Acquiror Merger Subsidiary:

                (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Applicable Law on the part of Acquiror or Acquiror Merger Subsidiary or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of Acquiror or Acquiror Merger Subsidiary, or

                (ii) will require any Government Authorization or Government Filing or Private Authorization, except for the certificate of merger and related filings under the DGCL in connection with the Merger and the Transactions.

         Section 4.2 Capitalization of Acquiror and Acquiror Merger Subsidiary. The authorized capital stock of Acquiror consists of 20,000,000 shares of common stock, par value $.01 per share, of which 11,505,293 shares were outstanding as of August 5, 1997, 1,000,000 shares of Nonvoting Common Stock, par value $.01 per share, of which 454,590 shares were outstanding as of August 5, 1997, and 2,000,000 shares of Preferred Stock, par value $.01 per share, none of which is outstanding. The authorized capital stock of Acquiror Merger Subsidiary as of the date hereof is 1,000 shares of common stock, par value $.01 per share, of which 100 shares are issued and outstanding. All of such outstanding capital stock has been duly authorized and validly issued, is fully paid and nonassessable and is not subject to any preemptive or similar rights. All shares of common stock of Acquiror Merger Subsidiary held by Acquiror have been duly authorized and validly issued to Acquiror and are fully paid and nonassessable and are not subject to any preemptive or similar rights. As of the date hereof, except for this Agreement, Acquiror Merger Subsidiary does not have any outstanding or authorized Convertible Securities. The shares of Acquiror Stock issued in connection with the Merger will, when so issued, be duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar rights.

         Section 4.3  SEC Filings; Financial Statements.

                  (a) Acquiror has filed all forms, reports and documents required to be filed by it with the SEC since January 30, 1996, and has heretofore made available to the Company, in the form filed with the SEC (including any exhibits thereto) (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (ii) its Quarterly Report on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997; (iii) its Current Report on Form 8-K dated June 12, 1997 related to the merger of Safesite Records Management Corporation into a wholly owned subsidiary of Acquiror; (iv) its proxy statement relating to its 1997 meeting of stockholders; and (v) all other forms, reports and registration statements filed by it with the SEC since March 31, 1997 (the forms, reports and other documents referred to in clauses (i) through (v) above being referred to herein collectively as the "Acquiror SEC Reports"). The Acquiror SEC Reports and any forms, reports and other documents filed by Acquiror with the SEC after the date of this Agreement, (x) complied with or will comply in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Acquiror's financial statements, including in each case the notes thereto, contained in the Acquiror SEC Reports have been prepared in accordance with GAAP (subject in the case of unaudited statements to the absence of notes and schedules) applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein, and fairly present the financial condition and results of operations of Acquiror and its Subsidiaries, on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby, subject in the case of unaudited financial statements to normal nonmaterial year-end audit adjustments and accruals.

                  (c) Since the date of Acquiror's most recent report to the SEC (Form 10-Q for the quarter ended June 30, 1997), there has been no Adverse Change in Acquiror, and there is no Event known to Acquiror which Adversely Affects, or in the future might (so far as Acquiror can now reasonably foresee) Adversely Affect, Acquiror or the ability of Acquiror to perform any of the obligations set forth in this Agreement, or any Collateral Document executed or required to be execute pursuant hereto or thereto, except for changes in general economic conditions or the industry in general.

         Section 4.4 Brokers. No Person assisted in or brought about the negotiation of this Agreement, the Merger or the subject matter of the Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of Acquiror or Acquiror Merger Subsidiary.

                                    ARTICLE 5

                              ADDITIONAL COVENANTS

         Section 5.1       Access to Information; Confidentiality.

                  (a) The Company shall afford to Acquiror and its Representatives full access during normal business hours throughout the period prior to the Effective Time to all of the Company's properties, books, contracts, commitments and records (including without limitation Tax Returns) and, during such period, shall furnish promptly upon request (i) to the extent not provided for pursuant to the preceding clause, all financial records, ledgers, workpapers and other sources of financial information possessed or controlled by the Company or its accountants deemed by Acquiror or its Representatives necessary or useful for the purpose of performing an audit of the Company and certifying financial statements and financial information, and
(ii) such other information concerning any of the foregoing as Acquiror shall reasonably request. In addition, each Party shall furnish promptly upon request a copy of each report, schedule and other document filed or received by it pursuant to the requirements of any Applicable Law (including without limitation federal or state securities laws) or filed by it or any of its Subsidiaries with any Authority in connection with the Transactions or which may have a material effect on their respective businesses, operations, properties, prospects, personnel, condition, (financial or other), or results of operations. The Company and Acquiror acknowledge that they have heretofore executed a confidentiality agreement, dated February 27, 1997, as executed by the Company on March 7, 1997 (the "Confidentiality Agreement"), which separately and as incorporated herein shall remain in full force and effect after and notwithstanding the execution and delivery of this Agreement, and that information obtained from the Company by Acquiror or its Representatives or from Acquiror by the Company or its Representatives, pursuant to Section 5.1(a), the Confidentiality Agreement or otherwise, shall be subject to the provisions of the Confidentiality Agreement.

                  (b) Subject to the terms and conditions of the Confidentiality Agreement, Acquiror and the Company may disclose such information as may be necessary in connection with seeking all Government and Private Authorizations or that is required by Applicable Law to be disclosed. In the event that this Agreement is terminated in accordance with its terms, Acquiror and the Company shall each promptly redeliver all nonpublic written material provided pursuant to this Section or any other provision of this Agreement or otherwise in connection with the Merger and the Transactions and shall not retain any copies, extracts or other reproductions in whole or in part of such written material other than one copy thereof, which shall be delivered to independent counsel for such party.

                  (c) No investigation pursuant to this Section 5.1 shall affect any representation or warranty in this Agreement of any Party hereto or any condition to the obligations of the Parties hereto.

         Section 5.2  Agreement to Cooperate.

                  (a) Each Party shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the Merger and make effective the Transactions, including using its best efforts to: (i) prepare and file with the applicable Authorities as promptly as practicable after the execution of this Agreement all requisite applications and amendments thereto, together with related information, data and exhibits, necessary to request issuance of orders approving the Merger and the Transactions by all such applicable Authorities, each of which must be obtained or become final in order to satisfy the condition applicable to it set forth in Section 6.1(d); (ii) obtain all necessary or appropriate waivers, consents and approvals; (iii) effect all necessary registrations, filings and submissions (including without limitation filings under federal or state securities laws and any other submissions requested by the SEC); and (iv) lift any injunction or other legal bar to the Merger and the Transactions and, in such case, to proceed with the Merger and the Transactions as expeditiously as possible, subject, however, to the requisite votes of the Stockholders.

                  (b) Each Party agrees to take such actions as may be necessary to obtain any Government Authorizations legally required for the consummation of the Merger and the Transactions, including the making of any Government Filings, publications and requests for extensions and waivers.

                  (c) The Company will use its best efforts on or prior to the Closing Date to obtain the satisfaction of the conditions specified in Sections
6.1 and 6.2. Each of Acquiror and Acquiror Merger Subsidiary will use its best efforts on or prior to the Closing Date to obtain the satisfaction of the conditions applicable to it specified in Sections 6.1 and 6.3.

                  (d) The Company shall take such steps as are necessary and appropriate to obtain, and shall promptly obtain, satisfaction and discharge of all Liens set forth in Section 3.5(a) of the Disclosure Schedule.

                  (e) The parties shall cooperate with one another in the preparation, execution and filing of all Returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any Plan, Benefit Arrangement or Employment Arrangement, any transfer, recording, registration and other fees, and any similar Taxes that become payable in connection with the Transactions that are required or permitted to be filed on or before the Effective Time. Acquiror shall make available after the Closing Date such Returns of the Company and other information as the Stockholders may reasonably request in connection with any proceedings, arrangements or disputes relating to adjustment of federal income and other Taxes of the Stockholders for periods prior to the Closing Date.

                  (f) The Company shall cooperate with Acquiror's independent accountants in their audit of the Company and its financial statements for the year ended December 31, 1996 and pursuant to Section 8.7 hereof.

                  (g) Without intending to limit the generality of the covenants set forth in Section 3.16, the Company agrees that it shall not without the prior written consent of Acquiror, which consent shall not unreasonably be withheld or delayed, (i) enter into, agree to or otherwise become bound by any new leases of real property or amend or exercise any option to extend any existing lease of real property or (ii) hire any new employee whose annual compensation exceeds $50,000. In addition, the Company shall confer on a regular and frequent basis with Acquiror with respect to operational matters of the Company.

         Section 5.3   Investment Agreements; Registration Rights Agreement.

                  (a) Prior to the Closing Date, the Company shall deliver to Acquiror letter agreements, substantially in the form attached hereto as Exhibit
5.3 (the "Investment Agreement"), executed by each Stockholder.

                  (b) Acquiror agrees that it will take such actions as are necessary to enable each Stockholder who so desires to become party to that certain Amended and Restated Registration Rights Agreement dated as of June 12, 1997 (the "Registration Rights Agreement") with respect to shares of Acquiror Stock to be issued to the Stockholders pursuant to Section 2.1(a) hereof, pursuant to which the Stockholders shall, subject to customary proration or "cutback" provisions, have (i) the right on one occasion, exercisable upon the request of a majority in interest of the Stockholders, to demand the registration of shares of Acquiror Stock having an aggregate market price of at least $4,000,000, and (ii) an unlimited number of piggyback registration rights in conjunction with public offerings of Acquiror Stock (other than any such offerings in connection with acquisitions). The exercise of such rights shall be subject to the terms and conditions of the Registration Rights Agreement.

         Section 5.4 No Solicitation. The Company shall not, nor shall it permit any of its Representatives (including, without limitation, any investment banker, attorney or accountant retained by it) to, initiate, solicit or facilitate, directly or indirectly, any inquiries or the making of any proposal with respect to an Other Transaction, engage in any discussions or negotiations concerning, or provide to any other person any information or data relating to, it for the purposes of, or otherwise cooperate in any way with or assist or participate in, or facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, a proposal to seek or effect an Other Transaction, or agree to or endorse any Other Transaction; provided, however, that nothing contained in this Section shall prohibit the Company or its Board of Directors from making any disclosure to Stockholders that, in the reasonable judgment of its Board of Directors in accordance with, and based upon the written advice of, outside counsel, is required under Applicable Law. The Company shall promptly advise Acquiror of, and shall communicate the material terms of, any proposal it may receive, or any inquiries it receives that may reasonably be expected to lead to such a proposal relating to an Other Transaction, and the identity of the Person making it. The Company shall further advise Acquiror of the status and changes in the material terms of any such proposal or inquiry (or any amendment to any of them). During the term of this Agreement, the Company shall not enter into any agreement oral or written, and whether or not legally binding, with any Person that provides for, or in any way facilitates, an Other Transaction, or affects any other obligation of the Company under this Agreement.

         Section 5.5 Directors' and Officers' Indemnification and Insurance. From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the present and former officers and directors of the Company against all Claims or amounts that, with the approval of the Surviving Corporation, are paid in settlement of or otherwise in connection with any Claim based in whole or in part on the fact that such Person is or was a director or officer of the Company and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the Merger and the Transactions), in each case to the fullest extent currently provided under the Company's Organizational Documents or the DGCL (but only to the extent permitted under the DGCL), and shall pay any expenses in advance of the final disposition of any such action or proceeding to each such Person to the fullest extent permitted under the DGCL, upon receipt from such Person of an undertaking to repay such advances to the extent required under the DGCL.

         Section 5.6 Notification of Certain Matters. Each Party shall give prompt notice to the other of the occurrence or non-occurrence of any Event that would be likely to cause in any material respect (i) any representation or warranty made by it contained in this Agreement to be untrue or inaccurate, or
(ii) any change to be made in the Disclosure Schedule, or (iii) any failure of the Company or Acquiror, as the case may be, to comply with or satisfy, or be able to comply with or satisfy, any material covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.6 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

         Section 5.7 Public Announcements. Until the Closing, or in the event of termination of this Agreement, each party shall consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any Transaction and shall not issue any such press release or make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Company acknowledges and agrees that Acquiror may, without the prior consent of the Company, issue such press releases or make such public statements as may be required by Applicable Law or by Nasdaq regulations, in which case, to the extent practicable, Acquiror will consult with, and exercise in good faith, all reasonable business efforts to agree with the Company regarding the nature, extent and form of such press release or public statement, and, in any event, with prior notice to the Company.

         Section 5.8 Obligations of Acquiror. Acquiror agrees to take all action necessary to cause Acquiror Merger Subsidiary and the Surviving Corporation to perform their respective obligations under this Agreement. Acquiror shall be liable as provided herein for any breach of any representation, warranty, covenant or agreement of Acquiror Merger Subsidiary and for any breach of this covenant.

         Section 5.9  Employee Benefits; Severance Policy.

                  (a) Prior to the Closing Date, the Company shall take all actions necessary to terminate each Plan maintained by the Company that complies or is intended to comply with Section 401 of the Code. If a Plan is terminated in accordance with this Section 5.9(a), benefit accruals, including contributions of salary reduction contributions, if any, shall cease. The Company shall take all actions necessary to amend each Plan to prevent loans as soon as practicable following execution of this Agreement.

                  (b) The Surviving Corporation may, in its sole discretion, substitute such employee compensation, benefit and severance programs for those of the Company as are comparable to the programs provided from time to time to Acquiror's employees and the employees of Acquiror's Subsidiaries. Subject to the preceding sentence, the Surviving Corporation shall have no obligation to continue the existence of any Plan or Benefit Arrangements maintained by the Company

         Section 5.10 Certain Actions Concerning Business Combinations. The Company will not apply, and will not take any action resulting in the application of, or otherwise elect to apply, the provisions of applicable state takeover laws, if any, with respect to or as a result of the Merger or the Transactions.

         Section 5.11 Conversion of Option Securities. The Company will take all action necessary (a) to provide timely written notice to all persons holding Option Securities to the effect that all Option Securities outstanding as of the Effective Time will be exchanged for Substitute Options in accordance with
Section 2.4 hereof, and (b) to obtain any consent or waiver from the holder of an Option Security necessary to give effect to actions contemplated by Section
2.4. Without the prior written consent of Acquiror, except as set forth in
Section 3.13(b) of the Disclosure Schedule or as contemplated hereby, (i) such notice will not cause an acceleration of the exercise, conversion or vesting schedule of any Option Security, and (ii) the Company will not otherwise accelerate, or cause an acceleration of, the exercise, exchange or vesting schedule of any Option Security.

         Section 5.12 Tax Treatment. Each of Acquiror, Acquiror Merger Subsidiary and the Company shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and to obtain the opinion of counsel referred to in Section 6.2(j).

                                    ARTICLE 6

                               CLOSING CONDITIONS

         Section 6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) This Agreement, the Merger and the Transactions shall have been approved and adopted in accordance with the DGCL by the affirmative vote, or to the extent permitted by Applicable Law, by written consent, of the Stockholders holding at least the minimum number of shares of the Company Stock then issued and outstanding as are required by Applicable Law and the Company's Organizational Documents for such approval and adoption;

                  (b) As of the Closing Date, no Legal Action shall be pending before or threatened in writing by any Authority seeking to restrain, prohibit, make illegal or delay materially, or seeking material damages from the Party seeking to invoke this Section 6.1(b) (and, in case Acquiror is seeking to invoke this Section 6.1(b), the Company), or to impose any Adverse conditions in connection with, the consummation of the Merger and the Transactions, or that might, in the reasonable business judgment of Acquiror, have an Adverse Effect on Acquiror and its Subsidiaries taken as a whole, assuming consummation of the Merger; and

                  (c) Other than the filing of the certificate of merger in accordance with the DGCL, all authorizations, consents, waivers, orders or approvals required to be obtained, and all filings, submissions, registrations, notices or declarations required to be made, by Acquiror or Acquiror Merger Subsidiary and the Company prior to the consummation of the Merger and the Transactions shall have been obtained from, and made with, all required Authorities, except for such authorizations, consents, waivers, orders, approvals, filings, registrations, notices or declarations the failure to obtain or make as would not, in the reasonable judgment of Acquiror, assuming consummation of the Merger, have an Adverse Effect on the Company.

         Section 6.2 Conditions to Obligations of Acquiror and Acquiror Merger Subsidiary. The obligations of Acquiror and Acquiror Merger Subsidiary to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) All agreements, certificates, opinions and other documents shall be reasonably satisfactory in form, scope and substance to Acquiror and its counsel, and Acquiror and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper corporate officers;

                  (b) The representations, warranties, covenants and agreements of the Company contained in this Agreement or otherwise made in writing by it or on its behalf pursuant hereto or otherwise made in connection with the Merger and the Transactions shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date, which shall continue to be true and correct as of such date on the Closing Date; each and all of the agreements and conditions to be performed or satisfied by the Company at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and the Company shall have furnished Acquiror with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as Acquiror shall have reasonably requested;

                  (c) There shall have been furnished to Acquiror favorable opinions dated the Closing Date of Howard, Rice, Nemerovski, Canady, Falk & Rabkin in the form and substance satisfactory to Acquiror and its counsel;

                  (d) No Legal Action or other Claim shall be pending or threatened at any time prior to or on the Closing Date before or by any Authority or by any other Person seeking to restrain or prohibit, or seeking damages or other relief in connection with, the execution and delivery of this Agreement or the consummation of the Merger and the Transactions or that might in the reasonable judgment of Acquiror have any Adverse Effect on the Company or, assuming consummation of the Merger, Acquiror and its Subsidiaries taken as a whole;

                  (e) Each Stockholder shall have executed and delivered an Investment Agreement.

                  (f) The Company shall have obtained consents to the assignment and continuation of all Material Agreements that, in the reasonable judgment of Acquiror, require such consents, and the Company shall have obtained satisfaction and discharge of all Liens set forth in Schedule 3.5(a);

                  (g) As of the Closing Date, there shall not have occurred and be continuing any Adverse Change affecting the condition (financial and other) of the Company as reflected in the Financial Statements;

                  (h) Each of the officers and directors of the Company and each trustee under each Plan shall have submitted his or her unqualified written resignation, dated as of the Closing Date, from all such positions held with the Company and as a trustee for each such Plan;

                  (i) Except for such Contractual Obligations as are set forth in Schedule 6.1(i) hereto, which shall be effective as of the Effective Time, all Contractual Obligations set forth in Section 3.9 of the Disclosure Schedule shall have been satisfied and discharged as of the Closing Date;

                  (j) DAG shall have delivered to Acquiror an acknowledgment of payment and release in respect of any fees and expenses relating to DAG's services as broker, agent or finder in connection with this Agreement, the Merger and the Transactions;

                  (k) Acquiror shall have received a favorable opinion, dated the Closing Date, of Sullivan & Worcester LLP, its special tax counsel, to the effect that this Agreement constitutes a plan of reorganization in accordance with the provisions of Section 368(a) of the Code and as to the consequences thereof to Acquiror; and

                  (l) Acquiror, the Company, the Agent and the escrow agent shall have executed and delivered the Escrow Agreement and the Escrow Indemnity Funds described therein shall have been delivered to the Escrow Agent.

         Section 6.3 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part to the extent permitted by Applicable Law:

                  (a) Acquiror shall have furnished the Company with the favorable opinion, dated the Closing Date, of Sullivan & Worcester LLP, counsel to Acquiror, in the form attached hereto as Exhibit 6.3(a);

                  (b) All agreements, certificates, opinions and other documents shall be reasonably satisfactory in form, scope and substance to the Company and its counsel, and the Company and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, that they may reasonably request in connection therewith, such documents where appropriate to be certified by proper corporate officers;

                  (c) The representations, warranties, covenants and agreements of each of Acquiror and Acquiror Merger Subsidiary contained in this Agreement or otherwise made in writing by it or on its behalf pursuant hereto or otherwise made in connection with the Transactions shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date, which shall continue to be true and correct as of such date on the Closing Date; each and all of the agreements and conditions to be performed or satisfied by each of Acquiror and Acquiror Merger Subsidiary hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and each of Acquiror and Acquiror Merger Subsidiary shall have furnished the Company with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as the Company shall have requested;

                  (d) Acquiror shall have made arrangements satisfactory to the Company for the payment and discharge, simultaneously with the Closing of the indebtedness of the Company set forth in Section 6.1(d) of the Disclosure Schedule and, simultaneously with the Closing or immediately thereafter, the other obligations of the Company set forth in Section 3.16(a) of the Disclosure Schedule;

                  (e) The Escrow Agreement shall have been executed and delivered by Acquiror and the escrow agent and Acquiror shall have provided the Stockholders the opportunity to become parties to the Registration Rights Agreement.

                                    ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

         Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement, the Merger and the Transactions by the Stockholders:

                  (a) by mutual consent of Acquiror and the Company;

                  (b) by either Acquiror or the Company if any permanent injunction, decree or judgment by any Authority preventing the consummation of the Merger shall have become final and nonappealable;

                  (c) by the Company in the event (i) the Company is not in breach of this Agreement and none of its representations and warranties shall have become and continue to be untrue in any material respect, unless such breach or untruth is capable of being cured by and will not prevent or delay consummation of the Merger by or beyond the Termination Date, and (ii) either
(A) Acquiror or Acquiror Merger Subsidiary is in breach of this Agreement or any of its representations or warranties shall have become and continue to be untrue in any material respect, unless, in either case such breach or untruth is capable of being cured by and will not prevent or delay consummation of the Merger by or beyond the Termination Date, or (B) the Merger and the Transaction have not been consummated by the Termination Date;

                  (d)      by Acquiror:

                  (i) if the Merger and the Transactions fail to receive the approval required by Applicable Law, by vote (or to the extent permitted by Applicable Law, by consent) of the Stockholders;

                  (ii) in the event (A) neither Acquiror nor Acquiror Merger Subsidiary is in breach of this Agreement and none of their representations or warranties shall have become and continue to be untrue in any material respect, unless such breach or untruth is capable of being cured by and will not prevent or delay consummation of the Merger by or beyond the Termination Date, and
                           (B) (I) the Company is in breach of this Agreement or any of its representations or warranties shall have become and continue to be untrue in any material respect, unless, in either case, such breach or untruth is capable of being cured by and will not prevent or delay consummation of the Merger by or beyond the Termination Date, or (II) the Merger and the Transactions have not been consummated prior to the Termination Date, or (III) any Stockholder is in breach of such Stockholders' Investment Agreement or any of such Stockholder's representations or warranties therein shall have become and continue to be untrue in any material respect, unless, in either case, such breach or untruth is capable of being cured by and will not prevent or delay consummation of the Merger by or beyond the Termination Date; or

                  (iii)    if (A) the Board of Directors of the Company shall
                           (I) withdraw, modify or change its recommendation so that it is not in favor of this Agreement, the Merger or the Transactions, or shall have resolved to do any of the foregoing, or (II) have recommended or resolved to recommend to the Stockholders any Other Transaction, or (B) the Company shall have entered into or agreed to enter into any Other Transaction.

         Section 7.2 Effect of Termination. Except as provided in Sections 5.1, 5.7, 7.2 and 7.5, in the event of the termination of this Agreement pursuant to
Section 7.1, this Agreement shall forthwith become void, there shall be no liability on the part of any Party or any of its officers or directors to the other, and all rights and obligations of each Party shall cease; provided, however, that such termination shall not relieve any Party from liability for the breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, or impair the right of the Company, on the one hand, and Acquiror and Acquiror Merger Subsidiary, on the other hand, to compel specific performance of the other Party of its or their obligations under this Agreement.

         Section 7.3 Amendment. This Agreement may be amended by the Parties by action taken by or on behalf of the respective Boards of Directors thereof at any time prior to the Effective Time; provided, however, that, after approval of this Agreement and the Merger by the Stockholders, any amendment that under Applicable Law may not be made without the approval of the Stockholders shall not be made without such approval. This Agreement may not be amended except by an instrument in writing signed by the Parties hereto.

         Section 7.4 Waiver. At any time prior to the Effective Time, except to the extent Applicable Law does not permit, either Acquiror and Acquiror Merger Subsidiary or the Company may (i) extend the time for the performance of any of the obligations or other acts of the other, subject, however, to the terms and conditions of Section 7.1, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (iii) waive compliance by the other with any of the agreements, covenants or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an agreement in writing signed by the Party or Parties to be bound thereby.

         Section 7.5  Fees, Expenses and Other Payments.

                  (a) All costs and expenses incurred in connection with this Agreement, the Merger and the Transactions, and compliance with Applicable Law and Contractual Obligations as a consequence hereof and thereof, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the Parties shall be borne solely and entirely by the Party that has incurred such costs and expenses (with respect to such Party, its "Expenses").

                  (b) The Company agrees that if this Agreement shall be terminated by Acquiror pursuant to Section 7.1(d) (other than a termination by Acquiror pursuant to Section 7.1(d)(ii)(B)(II) unless the reason for the failure to consummate the Merger prior to the Termination Date is due to any breach by the Company of its covenants herein or the failure of the representations and warranties of the Company to be true and correct in all material respects), then the Company will pay to Acquiror an amount equal to the out-of-pocket Expenses of Acquiror related to this Agreement. Any payment required to be made pursuant to this Section 7.5(b) shall be made as promptly as practicable but not later than two business days after termination of this Agreement and, in any such case, shall be made by wire transfer of immediately available funds to an account designated by Acquiror.

                  (c) Acquiror agrees that if this Agreement shall be terminated by the Company pursuant to Section 7.1(c) (other than a termination by the Company pursuant to Section 7.1(c)(ii)(B) unless the reason for the failure to consummate the Merger prior to the Termination Date is due to any breach by Acquiror or Acquiror Merger Subsidiary of any of their respective covenants herein or the failure of the representations and warranties of Acquiror and Acquiror Merger Subsidiary to be true and correct in all material respects), then Acquiror will pay to the Company an amount equal to the out-of-pocket Expenses of the Company related to this Agreement. Any payment required to be made pursuant to this Section 7.5(c) shall be made as promptly as practicable but not later than two business days after termination of this Agreement and, in any such case, shall be made by wire transfer of immediately available funds to an account designated by the Company.

         Section 7.6 Effect of Investigation. The right of any Party to terminate this Agreement pursuant to Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Party, or any Person controlling any such party or any of their respective Representatives whether prior to or after the execution of this Agreement.


                                    ARTICLE 8

                           INDEMNIFICATION; ADJUSTMENT

         Section 8.1 Survival. The representations, warranties, covenants and agreements of the Parties contained in or made pursuant to this Agreement or any Collateral Document shall survive the Closing and shall remain operative and in full force and effect for a period of fifteen

(15) months after the Closing Date (the "Indemnity Period"), regardless of any investigation or statement as to the results thereof made by or on behalf of any Party. No claim for indemnification may be asserted after the expiration of the Indemnity Period; provided, that, notwithstanding anything herein to the contrary, any representation, warranty, covenant and agreement that is the subject of a Claim asserted in writing prior to the expiration of the Indemnity Period shall survive with respect to such Claim or any dispute with respect thereto until the final resolution thereof.

         Section 8.2   Indemnification.

                  (a) Each Stockholder shall, by executing and delivering an Investment Agreement, be deemed to agree, severally and not jointly, on and after the Closing Date to indemnify and hold harmless Acquiror and the Surviving Corporation and their respective stockholders, directors, officers, employees and representatives (collectively, the "Acquiror Indemnified Parties") from and against any and all damages, claims, losses, expenses, costs, obligations, and liabilities, including without limitation, liabilities for all reasonable attorneys', accountants' and experts' fees and expenses incurred, to enforce the terms of this Agreement or any Collateral Document (collectively, "Loss and Expense"), suffered, directly or indirectly by the Acquiror Indemnified Parties by reason of, or arising out of:

                   (i) any breach of representation or warranty made by the Company pursuant to this Agreement or any Collateral Document or by any Stockholder pursuant to such Stockholder's Investment Agreement or any failure by the Company to perform or fulfill any of its covenants or agreements set forth in this Agreement or any Collateral Document to which it is a party;

                  (ii) any Legal Action or other Claim by any third party relating to the Company to the extent such Legal Action or other Claim has also resulted in a breach of representation or warranty by the Company pursuant to this Agreement or any Collateral Document; or

                 (iii) any determination pursuant to Section 8.7 hereof requiring a payment to Acquiror.

                  (b) Acquiror agrees on and after the Closing Date to indemnify and hold harmless each Stockholder from and against all Loss and Expense suffered by any of them by reason of, or arising out of any breach of representation or warranty made by Acquiror or Acquiror Merger Subsidiary pursuant to this Agreement or any Collateral Document or any failure by Acquiror or Acquiror Merger Subsidiary to perform or fulfill any of their respective covenants or agreements set forth in this Agreement or any Collateral Document or any failure of the Surviving Corporation to perform or fulfill any of its covenants or agreements set forth in this Agreement or any Collateral Document required to be performed after the Closing.

         Section 8.3 Escrow Indemnity Funds; Appointment of Agent. The Parties hereto agree that, upon and subject to the Closing, $1,000,000 of the Merger Consideration in cash (the "Escrow Indemnity Funds") will be withheld from the Merger Consideration and held in escrow for a period of six (6) months after the Closing Date (the "Escrow Period") in accordance with the terms of this Article 8 and the Escrow Agreement. The Company hereby appoints John M. Duff and R. Thomas Goodrich, and each of them (each an "Agent," and each with full and unqualified power to delegate to one or more persons the authority granted to him hereunder) to act as agent and attorney-in-fact for the Company and the Stockholders, with full power of substitution, to take all actions called for by this Article 8 and the Escrow Agreement on its behalf, in accordance with the terms of this Article 8 and the Escrow Agreement.

         Section 8.4 Limitation of Liability; Disposition of Escrow Indemnity Funds.

                  (a) Notwithstanding the provisions of Sections 8.2(a) and 8.3 above, after the Closing, each Party's rights to indemnification shall be subject to the following limitations: (i) an indemnified party shall be entitled to recover its Loss and Expense in respect of any Claim only if the Loss and Expense for all Claims exceeds $100,000 in the aggregate, (ii) in no event shall the amount required to be paid by any Stockholder pursuant to the provisions of this Article 8 exceed the amount of Cash Consideration received by such Stockholder or, in the case of the All Cash Shares, a portion of the aggregate All Cash Consideration equal to the ratio that the aggregate Cash Consideration bears to the aggregate Cash Consideration and Stock Consideration, and (iii) in no event shall the aggregate amount required to be paid by Acquiror pursuant to the provisions of this Article 8 exceed the aggregate amount of the Stock Consideration.

                  (b) On or before the Closing Date, Acquiror, the Company and the Agent shall execute and deliver an escrow agreement substantially in the form attached hereto as Exhibit 8.4 (the "Escrow Agreement"). Any Claims of Acquiror for indemnification to be satisfied out of the Escrow Indemnity Funds shall be made in accordance with the terms of the Escrow Agreement.

                  (c) In the event there shall be no Unresolved Claims (as defined in the Escrow Agreement) pursuant to the provisions of this Agreement with respect to the Escrow Indemnity Funds, if any, existing at the expiration of the Escrow Period, the Escrow Indemnity Funds then remaining (together with any then existing interest or earnings) shall be distributed to the Stockholders (or their nominee or transferee, as set forth in the Transmittal Documents in respect of the Merger Consideration) entitled thereto in accordance with their proportionate ownership in the Company at the Effective Time. In the event one or more such Claims with respect to the Escrow Funds, if any, shall exist upon the expiration of the Escrow Indemnity Period, an amount of such Escrow Indemnity Funds reasonably estimated by Acquiror to cover the fees, expense and other costs (including reasonable counsel fees and expenses) that will be required to resolve such Claims shall be retained as part of the Escrow Indemnity Funds and the balance thereof, if any, shall be distributed to the Persons entitled thereto. Upon the resolution of all such Claims and the payment of all such fees, expenses and costs out of the Escrow

Indemnity Funds, the balance of the Escrow Indemnity Funds, if any, shall be distributed to the Persons entitled thereto.

         Section 8.5 Notice of Claims. If an indemnified party believes that it has suffered or incurred any Loss and Expense, it shall notify the indemnifying party promptly in writing, describing such Loss and Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss and Expense shall have occurred. If any Legal Action is instituted by a third party with respect to which an indemnified party intends to claim any liability or expense as Loss and Expense under this Article 8, such indemnified party shall promptly notify the indemnifying party of such Legal Action, but the failure so to notify the indemnifying party shall not relieve such indemnifying party of its obligations under this Article 8, except to the extent such failure to notify prejudices the ability of such indemnifying party to defend against such Claim.

         Section 8.6 Defense of Third Party Claims. The indemnifying party shall have the right to conduct and control, through counsel of its own choosing, reasonably acceptable to the indemnified party, any third party Legal Action or other Claim, but the indemnified party may, at its election, participate in the defense thereof at its sole cost and expense; provided, however, that if the indemnifying party shall fail to defend any such Legal Action or other Claim, then the indemnified party may defend, through counsel of its own choosing, such Legal Action or other Claim, and (so long as it gives the indemnifying party at least fifteen (15) days' notice of the terms of the proposed settlement thereof and permits the indemnifying party to then undertake the defense thereof) settle such Legal Action or other Claim to the extent entitled under this Article 8 and to recover the amount of such settlement or of any judgment and the reasonable costs and expenses of such defense. The indemnifying party shall not compromise or settle any such Legal Action or other Claim without the prior written consent of the indemnified party, which consent shall not unreasonably be withheld, delayed or conditioned if the terms and conditions of such compromise or settlement proposed by the indemnifying party and agreed to in writing by the claimant in such Legal Action or other Claim (i) include a full release of the indemnified party from the Legal Action or other Claim which is the subject of such settlement proposal, and (ii) if the indemnified party is Acquiror or the Surviving Corporation, do not include any term or condition that would restrict in any material manner the continued ownership or operations of business and properties of the Surviving Corporation in substantially the manner then being theretofore owned, operated and conducted by the Surviving Corporation. No matter whether an indemnifying party defends or prosecutes any third party Legal Action or Claim, the indemnified and indemnifying parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include access during normal business hours afforded to the indemnifying party to, and reasonable retention by the indemnified party of, records and information that are reasonably relevant to such third party Legal Action or Claim, and the indemnifying party shall reimburse the indemnified party for all its reasonable out-of-pocket expenses in connection therewith.

         Section 8.7  Balance Sheet Adjustment.

                  (a) Not less than five days prior to the Closing Date, the Company shall prepare and deliver to Acquiror a schedule (the "Company Calculation") showing the Company's best estimate of (i) the Total Liabilities,
(ii) the aggregate exercise price of the outstanding Option Securities that are exercisable as of the Effective Time (the "Exercise Price") and (iii) the Company's cash and trade accounts receivable as of the Closing Date net of an allowance for billing adjustments and doubtful accounts (the "Short-Term Assets"). The parties agree that, as of the date hereof, $180,000 is a reasonable allowance for such billing adjustments and doubtful accounts. If Acquiror disagrees with such estimate, Representatives of the Company and Acquiror shall meet to discuss such estimate, and the Company Calculation shall be revised, to the extent agreed, to reflect such discussions; provided that, if the Representatives of the Parties are unable to agree, Acquiror shall prepare and deliver to the Company a schedule (the "Alternative Calculation") showing Acquiror's estimate of the Total Liabilities, the Exercise Price and the Short-Term Assets, and the Alternative Calculation shall be used in the determination made with respect to the Cash Amount set forth in the following sentence. If, pursuant to the Company Calculation or the Alternative Calculation, as the case may be, the Total Liabilities are greater than the sum of (x) the Exercise Price, plus (y) the Short-Term Assets, plus (z) $5,000,000 (the "Measured Assets"), the Cash Amount shall be reduced by the amount of such excess; if the Measured Assets are greater than the Total Liabilities, the Cash Amount shall be increased by the amount of such excess.

                  (b) As promptly as practicable after the Effective Time, but in any event within 90 days thereafter, Acquiror shall cause its independent public accountants, Arthur Andersen LLP, to audit the Closing Balance Sheet of the Company as of the Closing Date in accordance with generally accepted auditing standards. Arthur Andersen LLP shall prepare and deliver to Acquiror and to the Agent a schedule based upon such audit (the "Audited Calculation") showing their determination of the Total Liabilities and the Measured Assets.

                  (c) If the Agent, acting pursuant to the instructions of a majority in interest of the Stockholders, disagrees with the Audited Calculation, the Agent shall give notice thereof to the Acquiror within 10 days after delivery of the Audited Calculation to the Agent. If the Agent and Acquiror are unable to settle the dispute within the 30-day period following delivery of such notice, the dispute shall be submitted to independent public accountants selected by Acquiror and reasonably acceptable to the Agent for resolution, and the decision of such independent certified public accountants shall be final and binding upon Acquiror and the Stockholders. The costs of such independent public accountants shall be paid one-half by Acquiror and one-half by the Stockholders (to be satisfied out of the Escrow Indemnity Funds). Acquiror and the Stockholders shall use reasonable efforts to have the dispute resolved within 30 days after such dispute is submitted to said accountants, but neither Acquiror or the Stockholders shall have any liability to any party hereto if such dispute is not resolved within such 30-day period.

                  (d) Within 10 business days after a final determination of the Total Liabilities and the Measured Assets (whether as a result of the Stockholders' failure to give timely notice of their disagreement with the Audited Calculation, or a resolution by Acquiror and the Stockholders of any such disagreement, or a determination of Total Liabilities by the accountants described in paragraph (c)), then Acquiror shall promptly receive payment from the Escrow Indemnity Funds or Acquiror shall pay to the Stockholders, as the case may be, any additional payment to which Acquiror or the Stockholders would have been entitled based on the final determination of the Total Liabilities and the Measured Assets; provided, that no payment shall be made by any party unless the difference between the final determination and the Company Calculation or the Alternative Calculation, as the case may be, is greater than $10,000. Any such payment to the Stockholders shall be made to each Stockholder pro rata in accordance with such Stockholder's ownership of Company Stock. Notwithstanding the foregoing, payment by Acquiror of any amounts due hereunder shall, to the extent necessary to cause the aggregate Stock Consideration to be not less than 50% of the value of the aggregate Merger Consideration as described in the proviso to Section 2.1(a) above, be in the form of Acquiror Stock.

                  (e) All calculations regarding the balance sheet adjustment contemplated by this Section 8.7 shall be made in accordance with GAAP, consistently applied in accordance with the audit by Arthur Andersen LLP of the Company's financial statements for the year ended December 31, 1996, and this Agreement; provided, however, that (i) no effect shall be given to any restatement in the Audited Calculation arising from treatment of the recognition of deferred revenue in accordance with GAAP and (ii) the deferred revenue shown on the most recent Financial Statements in the amount of approximately $200,000, representing deferred revenue arising from existing multi-year contracts, shall not be restated in connection with the Audited Calculation.

         Section 8.8 Exclusive Remedy. Except for fraud, willful or intentional misrepresentation or willful or intentional breach of warranty, covenant or agreement or as otherwise provided in Section 8.5, the indemnification provided in this Article shall be the sole and exclusive post-Closing remedy available to either party against the other party for any Claim under this Agreement or any Collateral Document. Without limiting the generality or effect of the foregoing, as a material inducement to the other Parties hereto entering into this Agreement, each of the Parties to this Agreement hereby waives, and each Stockholder by executing and delivering an Investment Agreement shall be deemed to waive, any claim or cause of action, known and unknown, foreseen and unforeseen, that exists or may arise in the future, or which it otherwise might assert, under federal or state securities Laws, trade regulation Laws, or environmental Laws, by reason of this Agreement, the events giving rise to this Agreement and the Transactions provided for herein or contemplated hereby or thereby, except for (i) claims or causes of action brought under and subject to the terms and conditions of this Agreement, (ii) injunctive or other equitable relief, or (iii) fraud, willful or intentional misrepresentation or willful or intentional breach of warranty, covenant or agreement.

                                    ARTICLE 9

                               GENERAL PROVISIONS

         Section 9.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:


(a)  If to Acquiror or Acquiror  Iron Mountain Incorporated
     Merger Subsidiary, to:      745 Atlantic Avenue
                                 Boston, Massachusetts  02111
                                 Attention:  Chief Financial Officer
                                 Telecopier No.:  (617) 357-7881

     with a copy to:             Sullivan & Worcester LLP
                                 One Post Office Square
                                 Boston, Massachusetts 02109
                                 Attention:  William J. Curry, Esq.
                                 Telecopier No.:  (617) 338-2880

(b)  If to the Company, to:      Data Securities International, Inc.
                                 c/o Duff Ackerman Goodrich & Associates, L.P.
                                 Two Embarcadero Center
                                 San Francisco, California 94111
                                 Attention:  John M. Duff, Jr.
                                 Telecopier No.:  (415) 788-7311

     with a copy to:             Howard, Rice, Nemerovski, Canady, Falk & Rabkin
                                 Three Embarcadero Center, 8th Floor
                                 San Francisco, California 94111
                                 Attention:  Richard W. Canady, Esq.
                                 Telecopier No.: (415) 399-3041

         Section 9.2 Headings. The headings contained in this Agreement are for purposes of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 9.3 Severability. If any term or provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case. Notwithstanding the foregoing, in the event of any such determination the effect of which is to Affect Materially and Adversely either party, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the Transactions are fulfilled and consummated to the maximum extent possible.

         Section 9.4 Entire Agreement. This Agreement (together with the Confidentiality Agreement, the Disclosure Schedule and the other Collateral Documents delivered in connection herewith) constitutes the entire agreement of the Parties and supersedes all prior agreements and undertakings, both written and oral (other than the Confidentiality Agreement), between the Parties, or any of them, with respect to the subject matter hereof.

         Section 9.5 Assignment. This Agreement shall not be assigned by operation of law or otherwise and any purported assignment shall be null and void, provided that Acquiror may cause a wholly owned Subsidiary of Acquiror to be substituted for Acquiror Merger Subsidiary as the party to the Merger and may, in addition, assign the other rights, but not its obligations, including, without limitation, its obligation to pay the Merger Consideration, under this Agreement to such Subsidiary.

         Section 9.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied (other than the provisions of Article 8, which are intended to be binding upon the Stockholders), is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         Section 9.7 Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by, and construed in accordance with, the applicable laws of the United States of America and the laws of The Commonwealth of Massachusetts applicable to contracts made and performed in such Commonwealth and, in any event, without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction, except to the extent that the provisions of the DGCL apply to the Merger. Anything in this Agreement to the contrary notwithstanding, including without limitation the provisions of
Article 8, in the event of any dispute between the parties which results in a Legal Action, the prevailing Party shall be entitled to receive from the non-prevailing Party reimbursement for reasonable legal fees and expenses incurred by such prevailing Party in such Legal Action.

         Section 9.8 Enforcement of the Agreement. Each Party recognizes and agrees that each other Party's remedy at law for any breach of the provisions of this Agreement would be inadequate and agrees that for breach of such provisions, such Party shall, in addition to such other remedies as may be available to it at law or in equity or as provided in this Agreement, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by Applicable Law. Each Party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Nothing herein contained shall be construed as prohibiting a Party from pursuing any other remedies available to such Party for any breach or threatened breach hereof or failure to take or refrain from any action as required hereunder to consummate the Merger and carry out the Transactions.

         Section 9.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         Section 9.10 Mutual Drafting. This Agreement is the result of the joint efforts of Acquiror and the Company, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any party based on any presumption of that party's involvement in the drafting thereof. Each of the parties is a sophisticated legal entity that was advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement. Accordingly, each of the parties hereby acknowledges that (i) no party has relied or will rely in respect of this Agreement or the Transactions contemplated hereby upon any document or written or oral information previously furnished to or discovered by it or its representatives, other than this Agreement (including the Exhibits and the Disclosure Schedule) or such of the foregoing as are delivered at the Closing, (ii) there are no representations or warranties by or on behalf of any party hereto or any of its respective Affiliates or representatives other than those expressly set forth in this Agreement and the Collateral Documents, and (iii) the parties' respective rights and obligations with respect to this Agreement and the events giving rise thereto will be solely as set forth in this Agreement and the Collateral Documents.

                                   ARTICLE 10

                                   DEFINITIONS

         As used herein, unless the context otherwise requires, the following terms (or any variant in the form thereof) have the following respective meanings. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided herein shall have such meanings when used in the Disclosure Schedule and each Collateral Document, notice, certificate, communication, opinion or other document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto.

         "Acquiror" is defined in the first paragraph of this Agreement.

         "Acquiror Indemnified Parties" is defined in Section 8.2.

         "Acquiror Merger Subsidiary" is defined in first paragraph of this Agreement.

         "Acquiror SEC Reports" is defined in Section 4.3(a).

         "Acquiror Stock" is defined in paragraph B of the Recitals.

         "Adjustment Amount" is defined in Section 2.1(a).

         "Adverse" or "Adversely" when used alone or in conjunction with other terms (including without limitation "Affect," "Change" and "Effect") means any Event that could reasonably be expected to (a) adversely affect the validity or enforceability of this Agreement or any Collateral Document or the likelihood of consummation of the Merger, (b) adversely affect in any material respect the business, operations, management, properties or the condition (financial or other), or results of operation (including without limitation, earnings before interest, taxes, depreciation and amortization) of a Party (it being understood that a decline in the market value of Acquiror Stock shall not in and of itself and without more constitute or be deemed to reflect an Adverse Change), (c) impair a Party's ability to fulfill its obligations under the terms of this Agreement or any Collateral Document, or (d) adversely affect in any material respect the aggregate rights and remedies of any Party under this Agreement or any Collateral Document.

         "Affiliate" or "Affiliated" means, with respect to any Person, (a) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (b) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly, ten percent (10%) or more of any class of the capital stock or beneficial interest, (c) any other Person which at the time owns, or has the right to acquire, directly or indirectly, ten percent (10%) or more of any class of the capital stock or beneficial interest of such Person, (d) any executive officer or director of such Person, (e) with respect to any partnership, joint venture or similar Entity, any general partner thereof, and (f) when used with respect to an individual, shall include any member of such individual's immediate family or a family trust.

         "Agent" is defined in Section 8.3.

         "Agreement" means this Agreement as originally in effect, including unless the context otherwise specifically requires, all schedules and exhibits hereto, as the same may from time to time be supplemented, amended, modified or restated in the manner herein or therein provided.

         "All Cash Consideration" is defined in Section 2.1(a).

         "All Cash Conversion Number" means the quotient obtained by dividing
(i) the sum of the Cash Amount plus $7,000,000, by (ii) the number of Fully Diluted Shares.

         "All Cash Shares" is defined in Section 2.1(a).

         "Alternative Calculation" is defined in Section 8.7(a).

         "Applicable Law" means any Law of any Authority, whether domestic or foreign, including without limitation the DGCL, all federal and state securities laws, the Code, ERISA and Environmental Laws, to or by which a Person or it or any of its business or operations is subject or any of its property or assets is bound.

         "Audited Calculation" is defined in Section 8.7(b).

         "Authority" means any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including without limitation any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, central bank or comparable agency or Entity, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other Entity of any of the foregoing, whether domestic or foreign.

         "Benefit Arrangement" means any material benefit arrangement that is not a Plan, including (i) any employment or consulting agreement, (ii) any arrangement providing for insurance coverage or workers' compensation benefits,
(iii) any incentive bonus or deferred bonus arrangement, (iv) any arrangement providing termination allowance, severance pay, salary continuation for disability or other leave of absence, supplemental unemployment benefits, layoff, reduction in force or similar benefits, (v) any stock option or equity compensation plan, (vi) any deferred compensation plan, (vii) any compensation policy and practice, (viii) any educational assistance arrangements or policies, and (ix) any change of control arrangements or policies.

         "Cash Amount" means $5,550,000 (subject to adjustment as provided in Section 2.1(a)), plus the amount, if any, by which the Measured Assets exceed the Total Liabilities or minus the amount, if any, by which the Total Liabilities exceed the Measured Assets.

         "Cash Conversion Number" means the quotient obtained by dividing (i) the excess of the Cash Amount over the aggregate All Cash Consideration by (ii) the number of Fully Diluted Shares.

         "Cash Consideration" is defined in Section 2.1(a).

         "Certificate" is defined in Section 2.1(b).

         "Claims" means any and all debts, liabilities, obligations, losses, damages, deficiencies, assessments and penalties, together with all Legal Actions, pending or threatened, claims and judgments of whatever kind and nature relating thereto, and all fees, costs, expenses and disbursements (including without limitation reasonable attorneys' and other legal fees, costs and expenses) relating to any of the foregoing.

         "Closing" is defined in Section 1.3.

         "Closing Balance Sheet" means the statement of assets acquired and liabilities assumed to be prepared on the basis of generally accepted accounting principles applied on a consistent basis with the preparation of the audited financials statements and with this agreement, including (i) the Short-Term Assets, as defined in Section 8.7, (ii) Total Liabilities, as defined in Section 8.7, and (iii) the other accruals for management bonuses and payments to be made pursuant to Section 3.16(a) of the Disclosure Schedule.

         "Closing Date" is defined in Section 1.3.

         "Closing Price" means the last sale price of a share of Acquiror Stock quoted on the Nasdaq National Market System on any trading day or, if not so quoted, the average of the low bid and high asked prices on such trading day.

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

         "Code" is defined in paragraph C of the Recitals.

         "Collateral Document" means any agreement, instrument, certificate, opinion, memorandum, schedule or other document delivered by a Party or a Stockholder pursuant to this Agreement or in connection with the Merger and the Transactions.

         "Company" is defined in the first paragraph of this Agreement.

         "Company Calculation" is defined in Section 8.7(a).

         "the Company's knowledge" (including the term "to the knowledge of the Company") means the knowledge, information or belief of any Company director or officer; and that such director or officer, after reasonable investigation, shall have reason to believe and shall believe that the subject representation or warranty is true and accurate as stated.

         "Company Stock" is defined in paragraph B of the Recitals.

         "Confidentiality Agreement" is defined in Section 5.1(a).

         "Contract" or "Contractual Obligation" means any term, condition, provision, representation, warranty, agreement, covenant, undertaking, commitment, indemnity or other obligation which is outstanding or existing under any instrument, contract, lease or other contractual undertaking to which the obligor is a party or by which it or any of its business is subject or property or assets is bound.

         "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, or the disposition of such Person's assets or properties, whether through the ownership of stock, equity or other ownership, by contract, arrangement or understanding, or as trustee or executor, by contract or credit arrangement or otherwise.

         "Convertible Securities" means any evidences of indebtedness, shares of capital stock (other than common stock) or other securities directly or indirectly convertible into or exchangeable for Shares, whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or existence or non-existence of some other Event, or both.

         "DAG" is defined in Section 3.19.

         "Determination Price" means the average of the Closing Prices of shares of Acquiror Stock as reported on the Nasdaq National Market composite transactions reporting system for the 15 consecutive trading days ending August 25, 1997; provided however, that if the average Closing Price for such period is less than $27.00, then the Determination Price shall be $27.00, and provided further that if the average Closing Price for such period is greater than $32.00, then the Determination Price shall be $32.00.

         "DGCL" is defined in paragraph B of the Recitals.

         "Disclosure Schedule" means the disclosure schedule dated as of the date of this Agreement delivered by the Company to Acquiror.

         "Dissenting Shares" is defined in Section 2.5(a).

         "Distribution" means, with respect to the Company: (a) the declaration or payment of any dividend (except dividends payable in Company Stock) on or in respect of any shares of any class of capital stock of the Company owned by a Person other than the Company, (b) the purchase, redemption or other retirement of any shares of any class of capital stock of the Company owned by a Person other than the Company, and (c) any other distribution on or in respect of any shares of any class of capital stock of the Company owned by a Person other than the Company.

         "Effective Time" is defined in Section 1.4.

         "Employment Arrangement" means, with respect to any Person, any employment, consulting, retainer, severance or similar contract, agreement, plan, arrangement or policy (exclusive of any which is terminable within thirty
(30) days without liability, penalty or payment of any kind by such Person or any Affiliate (other than any such liability, penalty or payment of general application to all the Company's employees)), or providing for severance, termination payments, insurance coverage (including any self-insured arrangements), workers compensation, disability benefits, life, health, medical, dental or hospitalization benefits, supplemental unemployment benefits, vacation or sick leave benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock purchase or appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits, or any collective bargaining or other labor agreement, whether or not any of the foregoing is subject to the provisions of ERISA.

         "Encumber" means to suffer, accept, agree to or permit the imposition of any Lien.

         "Enforceability Exceptions" shall have the meaning set forth in
Section 3.1(b).

         "Entity" means any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Authority.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         "ERISA Affiliate" means any Person that is treated as a single employer with the Company under Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.

         "Escrow Agreement" is defined in Section 8.4(b).

         "Escrow Indemnity Funds" is defined in Section 8.3.

         "Escrow Period" is defined in Section 8.3.

         "Event" means the occurrence or existence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

         "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations of the Commission thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         "Exercise Price" is defined in Section 8.7(a).

         "Expenses" is defined in Section 7.5.

         "Financial Statements" is defined in Section 3.2.

         "Fully Diluted Shares" means the sum of (A) the number of shares of Company Stock issued and outstanding immediately prior to the Merger (except shares subject to Section 2.1(c)), plus (B) the number of shares of Company Stock which may be issued pursuant to Option Securities that are exercisable as of the Effective Time (including those which will become exercisable by virtue of the consummation of the Merger).

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Government Authorizations" means all approvals, concessions, consents, franchises, licenses, permits, plans, registrations and other authorizations of all Authorities.

         "Government Filings" means all filings, including franchise and similar Tax filings, and the payment of all fees, assessments, interest and penalties associated with such filings, with all Authorities.

         "Guaranty" or "Guaranteed" means any agreement, undertaking or arrangement by which the Company guarantees, endorses or otherwise becomes or is liable, directly or indirectly, contingently or otherwise, upon any indebtedness of any other Person including without limitation the payment of amounts drawn down by beneficiaries of letters of credit (other than by endorsements of negotiable instruments for deposit or collection in the ordinary course of business). The amount of the obligor's obligation under any Guaranty shall be deemed to be the outstanding amount (or maximum permitted amount, if larger) of the indebtedness directly or indirectly guaranteed thereby (subject to any limitation set forth therein).

         "Indemnity Period" is defined in Section 8.1.

         "Indebtedness" means, with respect to the Company, all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon the Company's consolidated balance sheet as liabilities in respect of borrowed money, notes or similar instruments, capitalized leases, the deferred purchase price of property or redeemable preferred stock, and all guarantees, endorsements and other contingent obligations in respect of Indebtedness of others (it being understood that obligations of the Company in respect of trade payables incurred in the ordinary course of business shall not be included in the definition of Indebtedness).

         "Intangible Assets" means all assets and property lacking physical properties, the evidence of ownership of which must customarily be maintained by independent registration, documentation, certification, recordation or other means.

         "Investment Agreement" is defined in Section 5.3(a).

         "Law" means any (a) administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ or any Authority, domestic or foreign; (b) the common law, or other legal or quasi-legal precedent; or (c) arbitrator's, mediator's or referee's award, decision, finding or recommendation; including, in each such case or instance, any interpretation, directive, guideline or request, whether or not having the force of law including, in all cases, without limitation any particular section, part or provision thereof.

         "Lease" means any lease of property, whether real, personal or mixed, and all amendments thereto.

         "Legal Action" means any litigation or legal or other actions, arbitrations, counterclaims, proceedings, requests for material information by or pursuant to the order of any Authority, or suits, at law or in arbitration, equity or admiralty commenced by any Person, whether or not purported to be brought on behalf of a party hereto affecting such party or any of such party's business, property or assets.

         "Lien" means any of the following: mortgage; lien (statutory or other); preference, priority or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, variance, reservation or limitation, right of way, zoning restriction, building or use restriction, and the like); conditional sale, title retention or other similar agreement, arrangement, device or restriction; preemptive or similar right; any financing lease involving substantially the same economic effect as any of the foregoing; the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction; restriction on sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

         "Loss and Expense" is defined in Section 8.2.

         "Material" or "materiality" for the purposes of this Agreement, shall, unless specifically stated to the contrary, be determined without regard to the fact that various provisions of this Agreement set forth specific dollar amounts.

         "Material Agreement" or "Material Commitment" means, with respect to the Company, any Contractual Obligation (a) which (i) involves the purchase, sale or lease of goods or materials or performance of services aggregating more than $15,000, (ii) extends for more than three (3) months, or (iii) is not terminable on thirty (30) days or less notice without penalty or other payment,
(b) which involves indebtedness for money borrowed in excess of $100,000, or (c) which is or otherwise constitutes a written agency, dealer, license, distributorship, sales representative or similar written agreement.

         "Measured Assets" is defined in Section 8.7(a).

         "Merger" is defined in paragraph B of the Recitals.

         "Merger Consideration" shall mean and include the All Cash Consideration to be paid in consideration of each All Cash Share and the Stock Consideration and Cash Consideration to be paid in consideration of any other Share pursuant to Section 2.1(a).

         "Multiemployer Plan" means a "multiemployer plan" within the meaning of
Section 4001(a)(3) of ERISA.

         "Option Exchange Ratio" is defined in Section 2.4.

         "Option Plan" is defined in Section 3.13(b).

         "Option Securities" means all rights, options and warrants, and calls or commitments evidencing the right, to subscribe for, purchase or otherwise acquire Shares or Convertible Securities, whether or not the right to subscribe for, purchase or otherwise acquire is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or the existence or non-existence of some other Event.

         "Organizational Document" means the Company's Certificate of Incorporation, its by-laws and all stockholder agreements, voting trusts and similar arrangements applicable to any of its capital stock, each as in effect from time to time.

         "Other Transaction" means a transaction or series of related transactions (other than the Merger) resulting in (a) any change in control of the Company, (b) any merger or consolidation of the Company, regardless of whether the Company is the surviving Entity, (c) any tender offer or exchange offer for, or any acquisition of, any securities of the Company, (d) any sale or other disposition of assets of the Company not otherwise permitted under Section
3.16 hereof, or (e) so long as this Agreement remains in effect, any issue or sale, or any agreement to issue or sell, any capital stock, Convertible Securities or Option Securities of the Company (other than the issuance of shares in accordance with the terms of Option Securities outstanding on the date hereof).

         "Party" means a signatory to this Agreement.

         "Paying Agent" is defined in Section 2.2(b)(i).

         "Payment Fund" is defined in Section 2.2(b)(i).

         "PBGC" means the Pension Benefit Guaranty Corporation and any Entity succeeding to any or all of its functions under ERISA.

         "Person" means any natural individual or any Entity.

         "Plan" means any employee benefit plan as defined in Section 3(3) of ERISA.

         "Private Authorizations" means all approvals, concessions, consents, franchises, licenses, permits, and other authorizations of all Persons (other than Authorities) including without limitation those with respect to patents, trademarks, service marks, trade names, copyrights, computer software programs, technology and know-how.

         "Representatives" of a Party means the officers, directors, employees, accountants, counsel, financial advisors, consultants and other representatives of such Party.

         "SEC" means the Securities and Exchange Commission of the United States or any successor Authority.

         "Securities Act" means the Securities Act of 1933, and the rules and regulations of the Commission thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.


         "Share Price" means the quotient obtained by dividing:

                   (i) $12,550,000 plus the amount, if any, by which the Measured Assets exceed the Total Liabilities or minus the amount, if any, by which the Total Liabilities exceeds the Measured Assets, by

                  (ii)     the Fully Diluted Shares.

         "Shares" is defined in Section 2.1(b).

         "Short-Term Assets" is defined in Section 8.7(a).

         "Stock Conversion Number" means the quotient obtained by dividing:

                   (i) the quotient obtained by dividing $7,000,000 by the Determination Price by

                  (ii) the excess of (x) the number of Fully Diluted Shares over (y) the number of All Cash Shares.

         "Stock Consideration" is defined in Section 2.1(a).

         "Stockholders" is defined in paragraph B of the Recitals.

         "Subsidiary" means, with respect to a Person, any Entity a majority of the capital stock ordinarily entitled to vote for the election of directors of which, or if no such voting stock is outstanding, a majority of the equity interests of which, is owned directly or indirectly, legally or beneficially, by such Person or any other Person controlled by such Person.

         "Substitute Option" is defined in Section 2.4.

         "Surviving Corporation" is defined in Section 1.1

         "Tax" (and "Taxable," which means subject to Tax), means, with respect to the Company, (a) all taxes (domestic or foreign), including without limitation any income (net, gross or other including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by the Company, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, addition to tax or additional amount imposed by any Taxing Authority, (b) any joint or several liability of the Company with any other Person for the payment of any amounts of the type described in (a), and (c) any liability of the Company for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person.

         "Tax Claim" means any Claim which relates to Taxes, including without limitation the representations and warranties set forth in Section 3.11.

         "Tax Return" or "Returns" means all returns, consolidated or otherwise (including without limitation information returns), required to be filed with any Authority with respect to Taxes.

         "Taxing Authority" means any Authority responsible for the imposition of any Tax.

         "Termination Date" means September 10, 1997 or such other date as the Parties may from time to time mutually agree.

         "Total Liabilities" means the total liabilities of the Company as of the Effective Time, including without limitation deferred revenue (subject to Section 8.7 hereof), any prepayment penalties or premiums associated with the repayment of indebtedness of the Company at the Closing, any legal fees or accounting fees of the Company related to the Merger and the fees of any brokers or finders retained by the Company or the Stockholders in connection with the Merger.

         "Transactions" means the other transactions contemplated by this Agreement or the Merger or by any Collateral Document executed or required to be executed in connection herewith or therewith.

         "Transmittal Documents" is defined in Section 2.2(b).

         IN WITNESS WHEREOF, Acquiror, Acquiror Merger Subsidiary and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                          IRON MOUNTAIN INCORPORATED



                                          By: /s/ John F. Kenny
                                             ----------------------------------
                                             Name:  John F. Kenny
                                             Title: Executive Vice President and
                                                    Chief Financial Officer


                                          DSI ACQUISITION CORPORATION

                                          By: /s/ John F. Kenny
                                             ----------------------------------
                                             Name:  John F. Kenny
                                             Title: Executive Vice President and
                                                    Chief Financial Officer


                                          DATA SECURITIES INTERNATIONAL, INC.

                                          By: /s/ John M. Duff, Jr.
                                             ----------------------------------
                                             Name:  John M. Duff, Jr.
                                             Title:  President